EXHIBIT 99.1

                                      LEASE

                                 BY AND BETWEEN


                               ONE CAPITAL CENTER,
                        a California limited partnership

                                  as "Landlord"


                                       AND


                           AMERICAN RIVER BANKSHARES,
                            a California corporation

                                   as "Tenant"

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.  TERMS AND DEFINITIONS; SCHEDULES...........................................7
     1.1       Terms and Definitions...........................................7
     1.2       Schedules.......................................................8

2.  PREMISES...................................................................9
     2.1       Lease of Premises...............................................9
     2.2       Prior Occupancy.................................................9
     2.3       Renewal Options.................................................9
     2.4       Tenant's Right of Opportunity...................................9

3.  PAYMENT OF RENT AND OPERATING COSTS.......................................11
     3.1       Lease Term Rent................................................11
     3.2       Base Rent Adjustment...........................................11
     3.3       Renewal Term Rent..............................................11
     3.4       Operating Costs................................................12
     3.5       Taxes..........................................................14
     3.6       Prepaid Rent/Security Deposit..................................15

4.  IMPROVEMENTS BY LANDLORD; POSSESSION......................................15
     4.1       Construction Conditions........................................15
     4.2       Commencement of Possession.....................................15

5.  PROJECT SERVICES..........................................................15
     5.1       Project Services...............................................15
     5.2       Interruption of Services.......................................16

6.  TENANT'S COVENANTS........................................................16
     6.2       Insurance......................................................20
     6.3       Repairs........................................................21
     6.4       Assignment and Subletting......................................21
     6.5       Estoppel Certificate...........................................22
     6.6       Brokerage Commissions..........................................23

7.  LANDLORD'S RESERVED RIGHTS................................................23
     7.1       Additional Rights Reserved to Landlord.........................23

8.  CASUALTY AND UNTENANTABILITY..............................................23
     8.1       Termination by Landlord........................................23
     8.2       Restoration of Premises........................................23
     8.3       Termination by Tenant..........................................23
     8.4       Rent; Prorations...............................................24

9.  CONDEMNATION..............................................................24
     9.1       Rent Abatement.................................................24
     9.2       Lease Termination..............................................24

10. INDEMNITY, SUBROGATION AND WAIVER.........................................24
     10.1      Indemnity......................................................24
     10.2      Waiver of Subrogation..........................................25
     10.3      Limitation of Landlord's Liability.............................25

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11. TENANT'S DEFAULT AND LANDLORD'S REMEDIES..................................25
     11.1      Tenant's Default...............................................25
     11.2      Remedies on Default............................................25

12. TERMINATION...............................................................27
     12.1      Surrender of Leased Premises...................................27
     12.2      Hold Over Tenancy..............................................27

13. MISCELLANEOUS.............................................................27
     13.1      Quiet Enjoyment................................................27
     13.2      Accord and Satisfaction........................................27
     13.3      Severability...................................................28
     13.4      Subordination and Attornment...................................28
     13.5      Applicable Law/Construction....................................28
     13.6      Binding Effect.................................................28
     13.7      Time...........................................................28
     13.8      Entire Agreement...............................................28
     13.9      Notices........................................................28
     13.10     Force Majeure..................................................29
     13.11     Attorneys' Fees; Prejudgment Interest..........................29
     13.12     Authority......................................................29
     13.13     Hazardous Materials............................................29
     13.14     Building Directory.............................................30
     13.15     Parties' Approvals.............................................30


                                    SCHEDULES

        SCHEDULE 1:          Description of the Leased Premises and Floor Plan
        SCHEDULE 1-A:        Available Space
        SCHEDULE 2:          Rules and Regulations
        SCHEDULE 3:          Utility Services
        SCHEDULE 4:          Maintenance Services
        SCHEDULE 4-A:        Janitorial Specifications
        SCHEDULE 5:          Work Letter Agreement

        SCHEDULE 5-A:        Approved Preliminary Plan
        SCHEDULE 5-B:        Building Standards
        SCHEDULE 5-C:        Tenant Specifications
        SCHEDULE 5-D:        Turnkey Costs
        SCHEDULE 6:          Certificate of Acceptance
        SCHEDULE 7:          Base Rent
        SCHEDULE 8:          Parking

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                            ONE CAPITAL CENTER LEASE
                            ------------------------

     This One Capital Center Lease (this "Lease") is made this 17th day of May, 2005, by and between ONE CAPITAL CENTER, a California limited partnership ("Landlord"), and AMERICAN RIVER BANKSHARES, a California Corporation ("Tenant") on the terms, covenants and conditions set forth below.

1.      TERMS AND DEFINITIONS; SCHEDULES.

        1.1     Terms and Definitions.

                1.1.1 "Leased Premises" shall mean Suite 450 on the Fourth (4th) floor of the Building (hereinafter defined), all as more fully described in Schedule 1 attached.

                1.1.2 "Building" shall mean the six (6) story office building located at 3100 Zinfandel Drive, Rancho Cordova, California 95670, and more fully described on Schedule 1 attached (the "Land"), which is a part of the Project.

                1.1.3 "Project" shall mean, collectively, (i) the Land, (ii) the Building, and (iii) the other improvements on the Land, including, without limitation, a parking area, driveways, lighting and landscaping, which Building, Land and other improvements are commonly known as One Capital Center.

                1.1.4 "Tenant's Square Footage" shall mean a portion of the Building consisting of approximately Seven Thousand Three Hundred Seventy-Eight (7,378) Rentable square feet on the Fourth (4th) floor, which number includes Tenant's Pro Rata Share of the Common Area (as defined below), and which translates into approximately Six Thousand Four Hundred Eighty-Five (6,485) Usable square feet. The actual Rentable area will be calculated by Landlord's representative using the method for determining Rentable Area as set forth in the "Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996" published by the Building Owners and Managers Association International, approved June 7, 1996 by American National Standards Institute, Inc. ("BOMA Method"). "Total Rentable Square Footage of the Building," for purposes of this calculation, shall be One Hundred Twenty Three Thousand Six Hundred Thirty Seven (123,637) Rentable square feet, which translates into approximately One Hundred Ten Thousand Three Hundred Seventy Eight (110,378) Usable square feet. The Total Rentable Square Footage of the Building may be adjusted pursuant to Subparagraph 7.1(c) below. "Common Area" shall be determined in accordance with the BOMA Method.

                1.1.5 "Lease Commencement Date" shall mean that date on which Substantial Completion has been achieved pursuant to Schedule 5 attached. "Lease Expiration Date" shall mean ninety-one (91) months after Lease Commencement Date. "Lease Term" shall mean the ninety-one
        (91) month period commencing on the Lease Commencement Date and ending on the Lease Expiration Date. The parties' present estimate of the Lease Commencement Date is September 1, 2005 (the "Scheduled Lease Commencement Date").

                1.1.6 "Renewal Options" shall mean Tenant's right to renew this Lease for two (2) additional successive periods of sixty (60) months each. Each such sixty (60) month period shall constitute a "Renewal Term", and shall be entered into on the terms and conditions set forth in Subparagraph 2.3 below.

                1.1.7 "Base Rent" shall refer to the basic rental payments payable by Tenant to Landlord pursuant to Schedule 7 attached, (which payments include the Operating Cost Stop) and initially shall mean One

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        and 73/100 Dollars ($1.73) per Rentable square foot per month, which rate shall be adjusted as set forth in Paragraph 3.2 and on Schedule 7 attached hereto.

                1.1.8 "Tenant's Pro Rata Share" shall mean the ratio that Tenant's Useable Square Footage bears to the Total Useable Square Footage of the Building, and which is presently expected to be five and 88/100ths percent (5.88%), which may be adjusted pursuant to Subparagraph 7.1(c), below. "Operating Cost Stop" shall mean the cost per square foot of Total Rentable Square Footage of the Building per year, which shall be the actual per square foot Operating Costs of the Project for the calendar year 2006 (the "Base Year"), adjusted (if occupancy in said period is less than ninety-five percent (95%)) to a ninety-five percent (95%) occupancy. "Excess Operating Costs" shall mean the difference between (a) Landlord's annual Operating Costs (as defined in Subparagraph 3.4.1 below) for the Base Year, and (b) Landlord's annual Operating Costs for any comparison year, in each case "grossed-up" as provided above.

                1.1.9 "Prepaid Rent" shall mean an amount equal to the first installment of Base Rent due and payable hereunder or Twelve Thousand Seven Hundred Sixty Three and 94/100 Dollars ($12,763.94) which shall be handled in accordance with Paragraph 3.6 below.

                1.1.10 "Permitted Purpose" means that Tenant may use the Leased Premises for general office use and any lawful purpose incidental thereto.

                1.1.11 "Permitted Parking" shall mean four (4) parking spaces provided to Tenant for each one thousand (1,000) rentable square feet of the Leased Premises, or thirty-six (36) spaces, of which four (4) parking spaces shall be specifically reserved for Tenant and labeled "American River Bankshares" by Landlord, (or such other tradename selected by Tenant) at a location mutually acceptable to Landlord and Tenant; provided that Landlord shall have no obligation to police such reserved parking spaces. Tenant's Permitted Parking shall be on the terms and conditions set forth in Schedule 8. Landlord reserves the right to reduce the number of parking spaces allocated to Tenant pursuant to the adoption by any governmental entity or any laws, rules, regulations or ordinances requiring such reductions; provided, however, that Landlord shall apply any such government-imposed reduction in a non-discriminatory fashion to all tenants in the Project to which the ordinance or regulation applies.

                1.1.12 "Managing Agent" shall mean David S. Taylor Interests, Inc., 1201 K Street, Suite 1840, Sacramento, California, 95814, Attention Property Manager, or any other agent specified in writing by Landlord pursuant to the provisions for Notice in this Lease.

                1.1.13 Landlord's mailing address: David S. Taylor Interests, Inc., 1201 K Street, Suite 1840, Sacramento, California, 95814,
        Attention: Property Manager, with a mandatory copy to Suzanne Hennessy, Esq., Murphy Austin Adams Schoenfeld LLP, 1000 G Street, Third Floor, Sacramento, California 95814.

                1.1.14 Tenant's mailing address: American River Bankshares, 1545 River Park Drive, Suite 107, Sacramento, CA 95815, Attention, Kevin Bender, Senior Vice President, with a copy to the Leased Premises.

        1.2 Schedules. The schedules and exhibits listed below are incorporated into this Lease by reference unless lined out. The terms of schedules, exhibits and typewritten addenda, if any, attached or added hereto shall control over any inconsistent provisions in the paragraphs of this Lease.

                (a) Schedule 1: Description of the Leased Premises and Site Plan
                (b) Schedule 1-A: Available Space
                (c) Schedule 2: Rules and Regulations
                (d) Schedule 3: Utility Services
                (e) Schedule 4: Maintenance Services

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                (f) Schedule 4-A: Janitorial Specifications
                (g) Schedule 5: Work Letter Agreement
                (h) Schedule 5-A: Approved Preliminary Plans
                (i) Schedule 5-B: Building Standards
                (j) Schedule 5-C: Tenant Specifications
                (k) Schedule 5-D: Turnkey Costs
                (l) Schedule 6: Certificate of Acceptance
                (m) Schedule 7: Base Rent
                (n) Schedule 8: Parking

2.      PREMISES.

        2.1 Lease of Premises. In consideration of the Rent (as such term is defined in Subparagraph 3.1 hereof) and the provisions of this Lease, Landlord leases to Tenant and Tenant accepts from Landlord the Leased Premises, subject to the terms, covenants and conditions set forth herein.

        2.2 Prior Occupancy. Tenant shall not occupy the Leased Premises prior to the Lease Commencement Date except with the express prior written consent of Landlord. If Tenant occupies the Leased Premises (to conduct Tenant's business as opposed to occupying or entering to perform work required to make the Leased Premises ready for occupancy pursuant to Schedule 5 hereof) prior to such Date with Landlord's consent, Tenant shall pay Landlord for the period from the first
(1st) day of such occupancy to the Lease Commencement Date, Base Rent in the amount of the first installment of Base Rent due and payable by Tenant. A prorated monthly installment shall be paid for the fraction of the month if Tenant's occupancy of the Leased Premises commences on any day other than the first (1st) day of the month. If Tenant shall occupy the Leased Premises prior to the Lease Commencement Date, all covenants and conditions of this Lease except for the payment of rental shall be binding on the parties commencing upon the date of such prior occupancy. The foregoing notwithstanding, the parties acknowledge that, subject to coordination with Landlord's general contractor and Tenant's compliance with Section 5 of the Work Letter Agreement attached as
Schedule 5 pertaining to access, Landlord shall permit Tenant to have access to the Leased Premises not more than four (4) weeks prior to the date on which Substantial Completion is anticipated, so that Tenant can commence installation of Tenant's furniture, furnishings, telephone systems, computer cabling and equipment.

        2.3 Renewal Options.

                2.3.1 Grant of Options. As long as there does not exist an uncured Event of Default (as defined in Subparagraph 11.1. below), Landlord hereby grants to Tenant two (2) successive Renewal Options for a term of sixty (60) months each. During each such Renewal Term, all covenants and conditions applicable to the immediately preceding Lease Term or Renewal Term (as appropriate) shall apply, except as otherwise set forth herein.

                2.3.2 Exercise of Options. The Renewal Options shall be exercised by Tenant's delivery to Landlord of a written notice of Tenant's intention to exercise its Renewal Option, delivered not later than 180 days prior to the expiration of the Lease Term or immediately preceding Renewal Term, as applicable ("Notice of Exercise"). The failure of Tenant to exercise the first Renewal Option as required by this Subparagraph 2.3.2 shall constitute Tenant's election to terminate this Lease at the end of the original Lease Term, and Landlord's acceptance of any Rent (as such term is defined in Subparagraph 3.1 hereof) subsequent to the expiration of such Lease Term shall not constitute a waiver by Landlord of the requirement that Tenant timely exercise the Renewal Option in writing.

        2.4     Tenant's Right of Opportunity.

                2.4.1 Grant of Right of Opportunity. Subject to the Superior Rights (defined below), Landlord hereby grants to Tenant a right of opportunity to lease ("Tenant's Right of Opportunity") any space on the Fourth (4th) floor of the Building which is immediately contiguous to the Leased Premises in the general location shown on the drawing

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        attached hereto as a part of Schedule 1-A (the "Available Space"), as follows: at any time during the Lease Term (but not any Renewal Term) Tenant shall have a one (1) time right to lease the Available Space on the same terms and conditions as this Lease, provided, however, that (a) Base Rent shall be as determined pursuant to Subparagraph 2.4.2 below; and (b) Landlord's responsibility for tenant improvements shall be based on an allowance of $26.00 per useable square foot until there are five
        (5) years remaining in the Lease Term, after which the tenant improvements allowance shall be prorated based on the period remaining on the Lease Term (e.g., if there are 36 months left in the Lease Term upon commencement of Tenant's occupancy of the Available Space, Tenant will receive an allowance of $15.60 per usable square foot to modify the Available Space). Notwithstanding anything to the contrary contained in this Paragraph 2.4, Tenant's Right of Opportunity is expressly subject to the rights of any tenant of the Building who currently has such an express right (set forth in a lease existing at the time this Lease is executed) to the Available Space (the "Superior Right").

                2.4.2 Exercise of Tenant's Right of Opportunity. Provided there does not exist, on the date of exercise of the Tenant's Right of Opportunity, an uncured Event of Default (as defined in Paragraph 11.1 below) Tenant's Right of Opportunity shall be exercised by Tenant's delivery to Landlord of written notice pursuant to the terms hereof ("Tenant's Notice"), stating that Tenant desires to lease all or a portion of the Available Space, under the terms and conditions of this Lease, except that (i) Base Rent and other payments by Tenant hereunder as applied to the Available Space, shall be at the then current rates hereunder (and shall adjust as and when Base Rent and other payments adjust hereunder); (ii) the location and configuration of space which is the subject of Tenant's Notice must be such that it does not create left-over space which has no usefulness to another typical tenant user because of the remaining size and/or configuration (which shall be determined by Landlord in the exercise of its sole and absolute discretion); and (iii) Tenant shall receive a tenant improvement allowance calculated in the manner provided in Subparagraph 2.4.1. The length of the term which shall be applicable to such Available Space shall be coterminous with the then-current term for the Leased Premises. Tenant's failure to provide the Tenant's Notice within the original Lease Term shall be conclusively deemed Tenant's election not to exercise Tenant's Right of Opportunity as to the Available Space. Landlord shall be free to enter into a lease or leases with other tenants for the Available Space during the Lease Term. In addition to the foregoing procedures for Tenant's independent exercise of Tenant's Right of Opportunity, Landlord agrees that in the event that all or any portion of the Available Space (which is subject to a lease to another tenant) becomes available, or Landlord receives notice that it shall become available, Landlord shall give Tenant written notice of such availability and, subject to the Superior Right, Tenant shall have a period of three (3) days from the effective date of Landlord's notice (in accordance with the terms and conditions of this Lease) within which to notify Landlord that Tenant desires to lease the Available Space in accordance with Tenant's Right of Opportunity. Should Tenant timely notify Landlord, then the parties shall conclude such additional leasing transaction in accordance with the procedures for exercise set forth above in this Subparagraph 2.4.2. The parties agree that the foregoing Landlord's notice shall state on its face the existence of any Superior Right and the effect of such rights on Tenant's Right of Opportunity (including, without limitation, the timing for the exercise of such Superior Right).

                2.4.3 Documentation of Tenant's Right of Opportunity. Within a reasonable period of time, not to exceed thirty (30) days after the effective date of Tenant's Notice, the parties shall execute (i) an addendum to this Lease confirming the terms and conditions upon which the Available Space shall be leased to Tenant, including, without limitation, the date upon which Tenant's occupancy of such space shall commence (the "Tenant's Right Commencement Date"), Tenant's Square Footage (with the addition of the square footage in the Available Space to be leased by Tenant), the new amount for the monthly installment of Base Rent (which shall be reflective of the new number for Tenant's Square Footage), and (ii) a Work Letter in the form of Schedule 5 attached, covering Leasehold Improvements to be performed in such space. Tenant's Right Commencement Date shall be the earlier to occur of (i) Tenant's actual conduct of business in the Available Space, or (ii) five
        (5) days following Substantial Completion, as determined in accordance with the Work Letter executed by the parties in connection with such

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        space. Tenant's obligation for payment of Rent shall begin on Tenant's
        Right Commencement Date; provided that such obligation shall be moved forward by the number of days, if any, by which Tenant delays Substantial Completion as determined by such work letter.

3.      PAYMENT OF RENT AND OPERATING COSTS.

        3.1     Lease Term Rent.

                3.1.1 Base Rent. Each monthly installment of Base Rent in the amount set forth in Schedule 7 shall be due in advance the first (1st) calendar day of each month, together with each monthly installment of Tenant's Pro Rata Share of Excess Operating Costs. Monthly installments for any fractional calendar month, at the beginning or end of the Lease Term or any Renewal Term, shall be prorated based on the number of days in such month. Base Rent and Tenant's Pro Rata Share of Excess Operating Costs, together with all other amounts payable by Tenant to Landlord under this Lease, shall be sometimes referred to collectively as "Rent." Tenant shall pay all Rent, without deduction or set off, to Landlord or Managing Agent at a place specified by Landlord.

                3.1.2 Late Charge and Interest. Tenant acknowledges that the late payment of Rent by Tenant to Landlord hereunder will cause Landlord to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain. Landlord and Tenant agree that if Landlord does not receive any such payment on or before the date the payment is past due, Tenant shall pay to Landlord, as additional Rent, (a) a late charge equal to five percent (5%) of the overdue amount to cover such additional administrative costs; provided that Landlord agrees to waive such late charge two times during the Lease Term, and (b) interest on the delinquent amounts at the lesser of the maximum rate permitted by law, if any, or ten percent (10%) per annum from the date due to the date paid.

        3.2 Base Rent Adjustment. Base Rent shall be subject to adjustment as set forth in Schedule 7.

        3.3 Renewal Term Rent. During the first Renewal Term, the Base Rent shall be one hundred percent (100%) of the fair market rental ("Fair Market Rental") for the Leased Premises as of the end of the just expired Lease Term. During the second Renewal Term, the Base Rent shall be one hundred percent (100%) of the Fair Market Rental for the Leased Premises as of the end of the just expired first Renewal Term.

                3.3.1 Fair Market Rental Defined. As used herein, Fair Market Rental shall mean the annual amount per square foot that a willing comparable entity, non-renewal, non-expiration new tenant would pay and a willing, comparable Landlord of a similar class building which is situated along the Interstate Highway 50 corridor between Watt Avenue and Sunrise Boulevard, in Sacramento County, would accept at arm's length, giving appropriate consideration to annual rental rate per square foot, types of escalation clauses, abatement provisions reflecting free rent and/or no rent during a lease term, brokerage commissions, if any, length of lease term, size and location of premises, new Operating Costs base, building standard work letter and/or tenant improvement allowances, and other generally applicable terms and conditions of tenancy.

                3.3.2 Procedure for Determining Fair Market Rental.

                        (a) The Fair Market Rental shall be determined by
                Landlord and Tenant within thirty (30) days after Landlord receives Tenant's Notice of Exercise. If the parties are unable to agree on such Rental, they shall select an appraiser within ten (10) days after the expiration of such thirty (30) days following the Notice of Exercise. If they are unable to select a single appraiser, each party shall select its own appraiser within ten (10) days thereafter, and the two (2) appraisers shall meet promptly and attempt to determine the Fair Market

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                Rental. If each appraiser determines a Fair Market Rental that varies less than five percent (5%) from the determination of the other appraiser, the Fair Market Rental shall be the average of the two (2) appraisals. If the two (2) appraisers are unable to agree, within thirty (30) days after their selection, on a Fair Market Rental that varies less than five percent (5%) (as among the two (2) appraisers), the two (2) appraisers shall select a third (3rd) appraiser within ten (10) days following expiration of the thirty (30) days. The third (3rd) appraiser shall in all events be a person who has not previously acted in any capacity for either Landlord or Tenant. If the two (2) appraisers are unable to agree on a third (3rd) appraiser (or if either party should within the time specified fail to appoint its appraiser), then either party, upon written application with ten (10) days' prior written notice to the other, may request such appointment be made by the then presiding judge of the Superior Court of the County of Sacramento acting pursuant to Code of Civil Procedure
                Section 1281.6.

                        (b) The determination of a majority of the appraisers
                shall be binding upon the parties and shall be made not later than thirty (30) days following selection of the third (3rd) appraiser. If a majority of the appraisers are unable to set the Fair Market Rental within the stipulated period of time, the three (3) appraisals shall be added together and their totals divided by three (3); the resulting quotient shall be such Rental. If, however, the low appraisal and/or the high appraisal are/is more than five percent (5%) lower and/or higher than the middle appraisal, the low and/or high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the Fair Market Rental. If both the low appraisal and the high appraisal are disregarded, the middle appraisal shall be the Fair Market Rental. Each party shall bear the cost of the appraisers selected by it; the expenses of the third (3rd) appraiser shall be borne one-half (1/2) by Landlord and one-half (1/2) by Tenant.

                3.3.3 Qualifications of Appraiser. Any person selected as an appraiser under this Subparagraph 3.3 shall be a member in good standing of the American Institute of Real Estate Appraisers or successor organizations and shall have had at least five (5) years experience in appraising commercial real estate similar to the Building in the same general location.

        3.4 Operating Costs. Tenant shall pay Tenant's Pro Rata Share of any Excess Operating Costs as follows:

                3.4.1 Definition. "Operating Costs" shall mean all expenses relating to the maintenance and operation of the Leased Premises, the Building or the Project, including, but not limited to: real estate taxes and assessments (including debt service payments on amortizing bonds which are included in the real property tax bill); but not including taxes on gross rents, sales, use, business, corporation or other similar taxes unless such taxes are levied or assessed in substitution for any other real property tax and further not including , franchise taxes, documentary transfer taxes, inheritance taxes, or capital stock taxes; but including any fees or charges directly related to and imposed against the Project (for example, traffic, parking or air quality mitigation, child care, low income housing, or other such fees) by governmental authorities having jurisdiction over the Project; utilities not separately paid by tenants; insurance premiums and (to the extent used) reasonable deductibles for all insurance being carried by Landlord against the Project or its operation; maintenance, repairs and replacements; refurbishing and repainting; cleaning, janitorial and other related services, equipment, tools, materials and supplies purchased and used only for the Project; air conditioning, heating and elevator service; commercially reasonable property management fees; security; resurfacing and restriping of walks, drives and parking areas; signs, directories and markers; landscaping; and snow and rubbish removal. Operating Costs shall not include expenses for legal services other than for vendor services, real estate brokerage and leasing commissions, expenses for individual tenants or tenants' spaces (including advertising for tenants); earthquake or flood insurance; or replacement of roof and exterior walls, structure or foundation of the Building; ground lease or mortgage loan payments; or any item(s) where

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        Landlord is reimbursed by insurance or otherwise compensated; any bad debt or loss or reserves for such; financing and/or refinancing costs; Landlord's net income taxes, income tax accounting, interest, depreciation, general corporate overhead, or capital improvements to the Building or Project except for capital improvements installed for the purpose of reducing or controlling (efficiently) expenses, or required by any governmental or other authority having jurisdiction over the Project, which shall be amortized by Landlord in accordance with Generally Accepted Accounting Principles. In computing Excess Operating Costs for purposes of Subparagraph 3.4.2 below, Landlord's estimate of Operating Costs shall be used, and for purposes of Subparagraph 3.4.3 below, Landlord's actual Operating Costs for any calendar year shall be used. Landlord shall not duplicate any costs.

                3.4.2 Payment of Excess Operating Costs. Tenant shall pay, in equal monthly installments, beginning on January 1, 2007, Tenant's Pro Rata Share of any Excess Operating Costs for each calendar year which falls (in whole or in part) during the Lease Term (prorated for any partial calendar year at the beginning or end of the Lease Term). Annually, or from time to time, based on actual and projected Operating Costs data, Landlord may adjust its estimate of Operating Costs upward or downward. All monthly installments of Excess Operating Costs payable after notice to Tenant of a revised estimate of Operating Costs shall be paid in equal monthly amounts sufficient to pay in full the unpaid balance of Tenant's Pro Rata Share of any Excess Operating Costs by the end of the calendar year in which such adjustment is made, and thereafter Excess Operating Costs shall be paid in equal monthly amounts sufficient to pay in full Tenant's Pro Rata Share of any Excess Operating Costs by the end of each succeeding calendar year. In the event that the Building is not fully leased during any calendar year, Landlord shall make appropriate adjustments to the Operating Costs to adjust such expenses to a ninety-five percent (95%) leased basis, and such adjusted expenses shall be used for purposes of these Subparagraphs 3.4.1, 3.4.2 and 3.4.3. Tenant shall have a cumulative annual cap of five percent (5%) on increases for all Excess Operating Costs over the prior year's Excess Operating Costs that are controllable by Landlord (the "Controllable Expense Items"). Any Operating Costs that are subject to union wages and union compensation packages shall not be a Controllable Expense Item. Tenant acknowledges and agrees that the following general categories will not be subject to the annual cap: utilities, union labor (e.g., HVAC) provided by any vendor, waste disposal, elevator contract, real estate taxes, and insurance. Landlord agrees to prudently manage the Operating Costs, including bidding to commercial vendors. In all instances, detailed statements shall be sent to Tenant by Landlord no later than thirty (30) days before any such payment(s) are due.

                3.4.3 Actual Operating Cost Adjustment. As soon as possible each year, Landlord shall compute the actual Operating Costs for the prior calendar year, and shall give written detailed notice thereof to Tenant ("Landlord's Statement"). Within thirty (30) days after receipt of such notice, Tenant shall pay any deficiency in Tenant's Pro Rata Share of any Excess Operating Costs for the prior calendar year (prorated for any partial calendar year prior to or at the beginning or end of the Lease or Renewal Term). In the event of overpayment by Tenant, Landlord shall apply the excess to the next payment of Rent when due, until such excess is exhausted or until no further payments of Rent are due, in which case Landlord shall pay to Tenant the balance of such excess within thirty
        (30) days thereafter. At the end of the Lease term, Landlord shall pay any such overpayment directly to Tenant.

                3.4.4 Review of Landlord's Statement. Provided that Tenant is not then in default beyond any applicable cure period of its obligations under this Lease and provided further that Tenant strictly complies with the provisions of this Subparagraph 3.4.4, Tenant shall have the right, once each calendar year, to reasonably review supporting data for Building Operating Costs for the Project and Tenant's Pro Rata Share of Excess Operating Costs for the Project for any portion of Landlord's Statement, in accordance with the following procedure:

                        (a) Tenant shall, within ninety (90) days after
                Landlord's Statement is delivered, deliver a written notice to Landlord specifying the portions of Landlord's Statement that are in question or are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in Landlord's Statement if not previously paid, without waiving Tenant's right to dispute such amounts. Except as expressly set forth in subsection (c) below, in no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under this Lease (including, without limitation, Tenant's obligation to make all payments of Base Rent and all payments of Tenant's Pro Rata Share of Operating Costs) pending the completion of and regardless of the results of any review of records under this Subparagraph 3.4.4. The right of Tenant under this Subparagraph
                3.4.4 may only be exercised once for any Landlord's Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Subparagraph 3.4.4 for a particular Landlord's Statement shall be deemed waived.

                        (b) Tenant acknowledges that Landlord maintains its
                records for the Building at Landlord's Managing Agent's corporate offices presently located at the address set forth in Subparagraph 1.1.12, and Tenant agrees that any review of records under this Subparagraph 3.4.4 shall be at the sole expense of Tenant. Tenant acknowledges and agrees that any records reviewed under this Subparagraph 3.4.4 constitute confidential information of Landlord, which shall not be disclosed to anyone other than the accountants performing the review and the principals, employees (on a need-to-know basis), attorneys or consultants of Tenant who receive the results of the review. The disclosure of such information to any other person, caused by the conduct of Tenant or Tenant's employees, contractors or agents, shall constitute a material breach of this Lease, unless required by law or pursuant to Tenant's normal accounting and reporting procedures.

                        (c) Any errors disclosed by the review shall be promptly
                corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors after Landlord's own internal review, no corrections shall be made, but if Tenant still disputes the amount of the Operating Costs set forth in Landlord's Statement and Tenant's Pro Rata Share of Excess Operating Costs, Tenant shall have the right at Tenant's cost to elect to cause an independent certified public accounting firm selected by Tenant (and not affiliated with Tenant or with a prior relationship with Tenant, or compensated on a contingent fee basis or based upon a share of any refund obtained by Tenant) and reasonably acceptable to Landlord (the "Accountant"), to commence and complete an audit of Landlord's books and records directly relevant to Landlord's calculation of the Operating Costs and Tenant's payment of its Pro Rata Share of Excess Operating Costs, in order to determine the proper amount of the Operating Costs incurred and amounts payable by Tenant for the calendar year which is the subject of such Landlord's Statement. If such audit reveals that Landlord has over-charged Tenant, then the amount of overpayment shall be credited against Tenant's subsequent installment obligations to pay Tenant's Pro Rata Share of Operating Costs, and if such overcharge is in excess of 5%, Landlord shall reimburse Tenant for the costs of such audit. If the audit reveals that the Tenant was under-charged, then Tenant shall reimburse to Landlord the amount of such under-charge with the next succeeding installment obligation of Tenant's Pro Rata Share of Excess Operating Costs.

        3.5 Taxes. In addition to the Base Rent and other sums to be paid by Tenant hereunder, Tenant shall reimburse Landlord, as additional rent, upon demand, any and all personal property taxes payable (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, fixtures and other personal property located in the Leased Premises or by the cost or value of any leasehold improvements made in or to the Leased Premises by Tenant, regardless of whether title to such improvements is in Tenant or Landlord, and Tenant shall reimburse Landlord as additional rent upon demand any and all such taxes paid by Landlord; (b) upon or measured by the monthly Rental payable hereunder, including, without limitation, any gross receipts tax or excise tax;
(c); upon or with respect to the possession, leasing , operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Leased Premises or any portion thereof; and (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Leased Premises. In the event Tenant is billed for and pays such Personal Property taxes directly to the taxing authority, there shall be no reimbursement to Landlord.

        3.6 Prepaid Rent . Simultaneously upon execution of this Lease, Tenant shall pay to Landlord the Prepaid Rent. In the event Tenant fully complies with all the terms and conditions of this Lease, the Prepaid Rent shall be credited to the account of Tenant for the first installment of Base Rent due and payable hereunder.

4.      IMPROVEMENTS BY LANDLORD; POSSESSION.

        4.1 Construction Conditions. Landlord shall construct the improvements described in the Work Letter Agreement attached hereto as Schedule 5 (the "Leasehold Improvements"). The expenses to be incurred as between Landlord and Tenant for construction of the Leasehold Improvements are specified in Schedule 5.

        4.2 Commencement of Possession. If the Leased Premises are not Substantially Complete (as defined in Schedule 5 attached), by the scheduled Lease Commencement Date, subject only to items which do not materially affect the use thereof, then the Lease Commencement Date shall be extended to the date five (5) days afterLandlord shall notify Tenant that the Leased Premises are ready for occupancy. If Landlord fails to cause the Leased Premises to be ready for occupancy at the time of the scheduled Lease Commencement Date, (a) neither Landlord nor Landlord's agents, officers, employees or contractors shall be liable for any damage, loss, liability or expense caused thereby, (b) nor shall this Lease become void or voidable unless such failure continues for more than one hundred twenty (120) days, in which case, Tenant shall have the right to terminate this Lease upon twenty (20) days' prior written notice to Landlord; provided that the time for Landlord to perform shall be extended by any delay caused by Tenant, as identified in the Work Letter Agreement, and force majeure events. Landlord acknowledges and agrees that in the event the Lease Commencement Date occurs after the Scheduled Commencement Date (except as a result of delays caused by Tenant, as identified in the Work Letter Agreement), there will be no reduction in Tenant's free Rent, as provided for in Schedule 7. Prior to occupying the Leased Premises, Tenant shall execute and deliver to Landlord a letter in the form attached as Schedule 6, acknowledging the Lease Commencement Date and certifying that the Leasehold Improvements have been substantially completed and that Tenant has examined and accepted the Leased Premises. Tenant hereby authorizes an officer of Tenant who receives the keys to the Leased Premises on behalf of Tenant to execute and deliver such letter in Tenant's name. If Tenant fails to deliver such letter, Tenant shall conclusively be deemed to have made such acknowledgement and certification by accepting the keys to the Premises.

5.      PROJECT SERVICES.

        5.1 Project Services. Landlord shall furnish:

                5.1.1 Utility Services. The utility services listed on Schedule 3 ("Utility Services"). Should Tenant, in Landlord's reasonable judgment, use additional, unusual or excessive Utility Services at times other than those specified in Schedule 3 attached hereto, Landlord reserves the right to charge for such unusual or excess services at the rate of Twenty Five Dollars ($25.00) per hour per zone of the Leased Premises (which zones shall be designated by Landlord), with a two (2) hour minimum.

                5.1.2 Maintenance Services. Maintenance of all exterior areas, including lighting, landscaping, cleaning, painting, maintenance and repair of the exterior of the Building and its structural portions and roof, floor and latent defects, including all of the services listed on
        Schedule 4 ("Maintenance Services"); and Landlord shall also supply public restroom supplies, public area lamp replacement, window washing with reasonable frequency, but in no event less than two (2) times per year, and janitor services to the common areas and Leased Premises during the time and in the manner that such janitor services are customarily furnished in general office buildings in the area

        ("Janitorial Services"). The janitorial specifications currently being used by Landlord are set forth on Schedule 4-A attached.

                5.1.3 Project Services. Utility Services and Maintenance Services, described above, shall be collectively referred to as "Project Services." The costs of Project Services shall be part of Operating Costs except that the replacement of the roof, exterior walls, structure and foundation of the Building shall not be included in the Operating Costs payable by Tenant.

        5.2 Interruption of Services. Landlord does not warrant that any of the Project Services will be free from interruption to the extent that such interruption is beyond the reasonable control of Landlord, or in case of an emergency. Any Project Service may be suspended or limited by reason of accident or (upon reasonable advance notice to Tenant, except in the case of an emergency) of necessary repairs, alterations or improvements, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord. Subject to possible Rent abatement as may be provided pursuant to the conditions described in Paragraph 8, and except as hereinafter specifically provided in this Subparagraph 5.2, any such interruption or discontinuance of such Project Services shall not be deemed a disturbance of Tenant's use and possession of the Leased Premises, or render Landlord liable to Tenant for damages by abatement of Rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease. However, Landlord shall use its best efforts to maintain the Project Services and cause the Project Services to be restored promptly. Notwithstanding the foregoing, in the event that there occurs an interruption of Project Services (the "Interruption") which renders the Leased Premises untenantable, in the reasonable judgment of Tenant, such that Tenant is unable to conduct its normal business operations, and Tenant therefore ceases doing business in a material portion of the Leased Premises, Tenant shall give Landlord written notice of the untenantability and Tenant shall have the following rights: (i) regardless of the cause of the Interruption, should Landlord fail, within five (5) business days following the effective date of Tenant's notice, to commence and diligently pursue steps necessary to restore the affected Project Services, then Base Rent and Tenant's Pro Rata Share of Excess Operating Costs shall be abated in the proportion to the Leased Premises rendered untenantable, commencing on the effective date of Tenant's notice and continuing until the affected Project Services are restored to the standard prescribed by this Lease; (ii) if the cure of the Interruption is within Landlord's control, then should Landlord fail, within ten (10) business days following the effective date of Tenant's notice, to cure the Interruption, Base Rent and Tenant's Pro Rata Share of Excess Operating Costs shall abate in the manner described in Subsection 5.2(i) above, and Tenant shall have the right to effect a cure of the same and to bill Landlord the reasonable cost of such repair; and (iii) should the cause of the Interruption and/or its cure be beyond the control of Landlord, then should Landlord fail, within sixty
(60) days following the effective date of Tenant's notice, to restore the affected Project Services, then Base Rent and Tenant's Pro Rata Share of Excess Operating Costs shall abate as provided in Subsections 5.2(i) and (ii) above, but Tenant shall have no right to attempt a cure of such Interruption.

6.      TENANT'S COVENANTS.

        6.1 Use of Leased Premises. From and after the Lease Commencement Date, Tenant agrees to:

                6.1.1 Permitted Usage. Use the Leased Premises for the Permitted Purpose only and for no other purposes.

                6.1.2 Compliance With Laws. Comply with the provisions of all recorded covenants, conditions and restrictions and all building, zoning, fire and other governmental laws, ordinances, rules or regulations applicable to the Leased Premises and all reasonable requirements of the carriers of insurance covering the Project. The foregoing notwithstanding, with respect to the compliance with applicable laws, Tenant shall be responsible for complying with those laws applicable to the Leased Premises that are enacted or are interpreted after the Lease Commencement Date or which relate to the unique use and occupancy of the Leased Premises by Tenant as opposed to general office use, or are triggered by Tenant's alterations or improvements or activities within the Leased Premises.. Landlord shall provide Tenant with a copy of any notice it receives from an insurance carrier pertaining to the Leased Premises insofar as such notice sets forth an alleged failure to meet the carrier's requirements, and Tenant shall have twenty (20) days thereafter to remedy any failure to so comply; provided, however, that such compliance shall not increase Tenant's insurance requirements hereunder.

                6.1.3 Nuisances or Waste.

                        (a) Not do or permit anything to be done in or about the
                Leased Premises, or bring or keep anything in the Leased Premises that may increase Landlord's fire and extended coverage insurance premium, damage the Building or the Project, constitute waste, constitute an immoral purpose, or be a nuisance, public or private, or menace or other disturbance to tenants of adjoining premises, or anyone else in or near the general vicinity of the Project, or store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Substances (as defined in Subparagraph 13.13.4), toxic chemicals, wastes, elements or substances in the Leased Premises, unless such Hazardous Substances, toxic chemicals, waste, elements or substances are used, stored, maintained, generated, manufactured, handled, disposed, released or discharged in full compliance with any local, state or federal laws, ordinances, rules and regulations presently in effect or hereafter enacted pertaining to such activities (including all Environmental Laws, as defined in Subparagraph 13.13.4) and any rules or regulations established by Landlord, and then only if used or stored in connection with Tenant's ordinary and usual business operations, and such quantities as are reasonably necessary for such uses (that is, for example, white-out correction fluid and photocopy toner). This Subparagraph 6.1.3. is in addition to those provisions set forth in Subparagraph
                13.13 below.

                        (b) Tenant further agrees to defend, indemnify and hold
                harmless Landlord, or any partner, officer or director of Landlord, against any and all claims, demands, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and expenses, expert witness fees and post-judgment collection costs) which Landlord may sustain at any time as a result of, arising out of, or in any way connected with a breach of Subparagraph 6.1.3(a). Additionally, Tenant agrees to cease the activity which amounts to such breach immediately upon receipt of written notice from Landlord or any regulatory or governmental agency that, such activity is in violation of any governmental laws, ordinances, regulations or rules. Tenant shall give notice to Landlord (i) of any Hazardous Substances that come to be located on the Leased Premises pursuant to Health & Safety Code section 25359.7, (ii) any enforcement, clean-up or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Substances on the Leased Premises, (iii) any demands or claims made or threatened by any party against Tenant or the Leased Premises relating to loss or injury resulting from Hazardous Substances, (iv) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Substances on or from the Leased Premises, and (v) any matters where Tenant is required by law to give a notice to any governmental or regulatory authority respecting any Hazardous Substances on the Leased Premises.

                6.1.4 Alterations and Improvements. Make no alterations or improvements to the Leased Premises without the prior written approval of Landlord. Any such alterations or improvements by Tenant shall be done in a good and workmanlike manner, at Tenant's expense, by a licensed contractor reasonably approved by Landlord in conformity with plans and specifications reviewed by Landlord. Tenant shall obtain all necessary governmental approvals and permits. At Landlord's Option, Tenant shall contract with Landlord for construction of such alterations or improvements, but only if Landlord's price for such work is competitive. In any case, Tenant shall give Landlord not less than ten
        (10) business days' notice prior to the commencement of construction so that Landlord may post a notice of nonresponsibility on the Leased Premises. Notwithstanding any other provisions in this Lease, unless Landlord otherwise agrees in writing, Tenant shall remove, prior to expiration of the Lease Term and at Tenant's sole cost and expense, any and all wires, cables and related telecommunications devices installed by or on behalf of Tenant.

                6.1.5 Liens. Keep the Leased Premises, the Building and the Project free from liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant. If requested by Landlord, Tenant shall post a bond or other security reasonably satisfactory to Landlord to protect Landlord against such liens. If, at any time, a lien or encumbrance is filed against the Leased Premises, the Building or the Project as a result of Tenant's work, materials or obligations, Tenant shall promptly discharge such lien or encumbrance. If such lien or encumbrance has not been removed within thirty (30) days from the date it is filed, Tenant agrees to post a bond or other security in at least the amount prescribed by applicable California statute then in effect as security for the lien being discharged.

                6.1.6 Rules and Regulations. Observe, perform and abide by all the rules and regulations promulgated by Landlord from time to time on a reasonable basis for the benefit of the Project and its tenants and which rules and regulations are applied in a non-dicriminatory manner.
        Schedule 2 sets forth Landlord's rules and regulations in effect on the date hereof.

                6.1.7 Signage. Obtain the prior approval of the Landlord, which approval may be withheld in Landlord's sole and absolute discretion, before placing any sign or symbol in doors or windows or elsewhere in or about the Leased Premises, or upon any other part of the Building or Project, including building directories. Any signs or symbols which have been placed without Landlord's approval may be removed by Landlord. Upon expiration or termination of this Lease, all signs installed by Tenant shall be removed and any damage resulting therefrom shall be promptly repaired by Tenant, or if Tenant has not done so after given reasonable notice and opportunity to do so, such removal and repair may be done by Landlord and the cost charged to Tenant as Rent. Tenant shall be entitled to monument signage on the sign to be installed at the Zinfandel Drive entrance in accordance with detailed plans (the cost of which installation shall be paid for by Landlord) approved by Landlord and subject to all requirements imposed by applicable governmental authorities. Tenant shall be responsible for the installation, repair, maintenance and removal of such strip of signage located on the monument (but not the monument unless it is a monument sign for Tenant only) and all costs and expenses incurred in connection therewith. Directory and suite signage shall be included for Tenant shall be provided at no additional cost to Tenant.

                6.1.8 Installation and Maintenance of Tenant's Rooftop Devices.

                        (a) Tenant may, at its sole expense and risk, and
                subject to Landlord's approval of specific plans and specifications, install Tenant's rooftop device, such as an antennae or similar equipment ("Rooftop Devices") on the roof of the Building. Such installation shall be performed in a good and workmanlike manner, and in compliance with plans and specifications approved pursuant to Subparagraph 6.1.4 above and with all zoning, building, electric, communications and safety codes, ordinances, standards, regulations, and requirements of the state, the city, and the county in which the Project is located, and the federal government, including, without limitation, the Federal Communications Commission (the "FCC") or any successor agency having jurisdiction over radio or telecommunications and the Federal Aviation Administration (the "FAA"). Tenant shall be solely responsible for the adequacy and safety of the installation, operation, maintenance, repair and removal of the Rooftop Devices. Tenant shall be solely liable for any damages or injury arising out of such installation, operation, maintenance, repair or removal by Tenant, its agents, employees or contractors, including without limitation, any damage to the roof of the Building. Tenant shall pay to Landlord within thirty (30) days after demand, the cost of repairing any damage to the Building caused by such installation, operation, maintenance, repair or removal by Tenant, its agents, employees or contractors, and all reasonable costs incurred by Landlord in reviewing and inspecting the plans and specifications, installation, operation, maintenance, repair and removal of the Rooftop Devices, including without limitation, the costs and fees of any consulting engineers, roofer, or other expert contractor hired by Landlord for such purpose. Tenant covenants and agrees that the design, size, weight, location (provided such location is free from interference by or with other rooftop devices), and manner of attachment of the Rooftop Devices to the roof shall be at all times during the Lease Term: (i) reasonably acceptable to Landlord (evidenced by Landlord's written statement of such approval); and (ii) in accordance with all applicable governmental restrictions and all other covenants, conditions and restrictions against the Project. Tenant acknowledges and agrees that Landlord is relying on the foregoing Tenant's covenant, and but for such covenant, Landlord would not have entered into this Lease.

                        (b) Landlord shall have a discretionary right of
                relocation from time to time of the Rooftop Devices, at Landlord's expense, on ninety (90) days prior written notice to Tenant, as long as such relocation does not materially interfere with operation of the Rooftop Devices. Any such relocations shall be completed in coordination with Landlord or its designee, and be arranged with a minimum of interruption to Tenant. Tenant may not add any additional Rooftop Devices and/or change the specified use thereof, without the prior written consent of Landlord; provided that such consent may not be unreasonably withheld or delayed.

                        (c) Landlord makes no representation, express or
                implied, to Tenant as to the fitness of the Building or roof for Tenant's intended use nor shall Landlord have any liability to Tenant for any inability of Tenant to install or operate the Rooftop Devices thereon.

                        (d) Landlord agrees that Tenant shall have reasonable
                access to the roof for the purpose of installing, operating, maintaining, repairing and removing the Rooftop Devices, subject always to such reasonable rules and regulations of the Building as are now in effect and those which may be promulgated hereafter. Such access shall be limited to authorized engineers or contractors of Tenant, or persons under their direct supervision. Tenant shall notify Landlord each time Tenant requires access to the roof. Access will be via a roof hatch and by ladder. Tenant will be responsible for locking the roof hatch upon completion of each maintenance visit. Landlord shall have no responsibility or liability for the conduct or safety of any of Tenant's representatives, or repair, maintenance or engineering personnel while in any part of the Building or on any area of the roof unless due to the gross negligence or willful misconduct of Landlord, its agents, or employees. The parties agree that Tenant shall be solely liable for any injury to or death of any such person from any cause unless due to the culpable negligence or willful misconduct of Landlord, its agents, or employees.

                        (e) The operation of the Rooftop Devices shall not
                interfere with the maintenance or operation of the Building, including but not limited to, the Building's HVAC systems, satellite earth station, electronically controlled elevator system, or any system now or hereafter serving the Building, or the operation of any existing laser, radio or telecommunications equipment operated as of the date the Rooftop Devices are installed on or from the Building. The operation of Tenant's Rooftop Devices also shall not cause frequency, wavelength or line of sight interference with the infra-red line of sight laser equipment currently installed on the roof of the Building by Barclays Global Investors, N.A. In the event that Tenant's operation would violate any of the terms or conditions of this provision, Tenant agrees to suspend operation of the Rooftop Devices within twenty-four (24) hours after notice from Landlord of such violation; and Tenant shall not resume operation of the Rooftop Devices until such interference is removed.

                        (f) During the Lease Term and all Renewal Terms, if any,
                Landlord reserves the right to lease space on and in the Building for the installation of similar rooftop devices, and to enter into leases for space on the roof of the Building, for the operation of laser, radio and telecommunications equipment by other tenants; provided, however, that such other equipment installed after the installation of the Rooftop Devices shall not unreasonably hinder or interfere with Tenant's installation, operation, maintenance or repair of its Rooftop Devices.

        6.2 Insurance.

                6.2.1 Insurance Obtained by Tenant. Tenant shall, at its own expense, procure and maintain during the Lease Term commercial general liability insurance with respect to the Leased Premises and Tenant's activities in the Leased Premises and in the Building and the Project, providing bodily injury, broad form property damage with a maximum One Thousand Dollar ($1,000.00) deductible, unless otherwise approved by Landlord, as follows:

                        (a) Five Million Dollars ($5,000,000) for bodily injury
                and property damage and Five Million Dollars ($5,000,000) in the aggregate;

                        (b) Fire and extended casualty insurance covering
                Tenant's trade fixtures, merchandise and other personal property in an amount not less than one hundred percent (100%) of their actual replacement cost or highest insurable value;

                        (c) Workers' compensation insurance in at least the
                statutory amounts; and

                        (d) Business interruption insurance of such type and
                coverage sufficient to pay all Rent and other sums due hereunder for a period of not less than twelve (12) months in the event of any cessation or reduction of Tenant's business for any reason, including without limitation, damage or destruction described below.

                6.2.2 Coverage Increase. Not more frequently than each five (5) years if, in the reasonable business judgment of Landlord, the amount of public liability and property damage insurance coverage maintained by Tenant is at that time not adequate, Tenant shall increase the insurance coverage to an amount which is determined to be adequate by Landlord in the exercise of reasonable business judgment.

                6.2.3 Excess Coverage Liability Policy. Nothing in this Subparagraph 6.2 shall prevent Tenant from obtaining insurance of the kind and in the amounts provided for under this Paragraph under an excess coverage liability insurance policy covering other properties as well as the Leased Premises; provided, however, that any such policy of excess coverage liability insurance (i) shall specify the amounts of the total insurance allocated to the Leased Premises, which amounts shall not be less than the amounts required by Subparagraph 6.2.1 hereof, and
        (ii) such amounts so specified shall be sufficient to prevent any one of the insureds from becoming a co-insurer within the terms of the applicable policy, and (iii) shall, as to the Leased Premises, otherwise comply as to endorsements and coverage with the provisions of the Paragraph.

                6.2.4 Acceptable Insurance. Tenant's insurance shall be with a Best's Insurance Reports A- rated company (or Class VI or larger). Landlord, Landlord's agents and Landlord's mortgagee, if any, shall be named as "additional insureds" under Tenant's general liability insurance, and such Tenant's insurance shall be primary and noncontributing with Landlord's insurance. Landlord and Landlord's mortgagee, if any, shall be named as "Loss Payees" under Tenant's casualty insurance. Tenant's insurance policies shall contain endorsements requiring thirty (30) days notice to Landlord and Landlord's mortgagee, if any, prior to any cancellation, lapse or nonrenewal or any reduction in the amount of coverage.

                6.2.5 Evidence of Insurance. Tenant shall deliver to Landlord, as a condition precedent to its taking occupancy of the Leased Premises, a certificate or certificates evidencing such insurance.

                6.2.6 Insurance of Tenant's Contractors and Agents. In addition to any other insurance requirements, Tenant expressly agrees that none of its agents, contractors, workmen, mechanics, suppliers or invitees performing work of any kind in the Leased Premises, except for general office equipment repair persons, shall enter the Leased Premises unless and until each of them shall furnish Landlord with satisfactory evidence of insurance coverage, financial responsibility and, as appropriate during the course of the work, written releases of mechanic's or materialman's lien claims, if necessary.

        6.3 Repairs. Subject to the obligation of Landlord to provide Project Services as set forth in Subparagraph 5.1 above, Tenant, at its sole expense, agrees to maintain the interior of the Leased Premises in a neat, clean and sanitary condition and in accordance with law and insurance underwriting requirements. If Tenant fails to maintain or keep the Leased Premises in good repair and such failure continues (or a cure is not commenced) for thirty (30) days after receipt of written notice from Landlord, or if such failure results in a nuisance or health or safety risk, Landlord may perform any such required maintenance and repairs and the cost thereof shall be payable by Tenant as Rent within ten (10) business days of receipt of an invoice from Landlord. Tenant shall also pay to Landlord the costs of any repair to the Leased Premises, Building or Project necessitated by any act or neglect of Tenant. Unless otherwise prohibited by law or against public policy, Tenant waives the provisions of Sections 1941 and 1942 of the Civil Code of the State of California and any other statutes or laws permitting repairs by a tenant at the expense of a landlord or termination of a lease by reason of the condition of the Leased Premises.

        6.4 Assignment and Subletting.

                6.4.1 Landlord's Consent Required. Tenant shall not assign, mortgage, pledge or encumber this Lease, or permit all or any part of the Leased Premises to be subleased to another, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything contained in this Subparagraph 6.4.1 to the contrary, Tenant shall have the right to (a) assign the Lease or sublease the Leased Premises, or any part thereof, to an "Affiliate," or (b) transfer this Lease by merger, consolidation or sale of assets or stock, without the prior written consent of Landlord, or any increase in rent or processing fee, provided that Tenant delivers notice to Landlord not later than thirty (30) days after such assignment, subletting or transfer. For purposes of this provision, the term "Affiliate" shall mean (a) any corporation or other entity controlling, controlled by, or under common control with (directly or indirectly) Tenant, including, without limitation, any parent corporation (or any other entity) controlling Tenant or (b) any subsidiary that Tenant controls or (c) any entity resulting from any consolidation, merger, or reorganization of Tenant with another entity (whether partnership, stock or otherwise). The term "control," as used herein, shall mean the power to direct or cause the direction of the management and policies of the controlled entity through the ownership of more than fifty percent (50%) of the voting securities in such controlled entity. Any transfer of this Lease by operation of law shall not constitute an assignment for purposes of this Subparagraph 6.4.1

                6.4.2 Basis for Withholding Consent. Landlord agrees that it will not unreasonably withhold its consent to Tenant's assigning this Lease or subletting the Leased Premises. In addition to other reasonable bases, Tenant hereby agrees that Landlord shall be deemed to be reasonable in withholding its consent to such where Landlord's consent is required if (a) the proposed assignment or sublease is for a rental rate less than seventy-five percent (75%) of the then current Fair Market Rental (as defined in Subparagraph 3.3.1 hereof); or (b) for the first four (4) years of the term, the proposed assignment or sublease is to any party who is then a tenant of the Building or the Project, and thereafter only if Landlord has comparable area available at that time, at a rental rate not less than seventy-five percent (75%) of the then current Fair Market Rental; or (c) the proposed sublease or assignment results in two (2) or more tenants in the Leased Premises; or (d) there exists an Event of Default and the cure period has elapsed (as defined in Subparagraph 11.1 below) at the time of request for consent or on the effective date of such subletting or assigning; or the proposed subtenant or assignee seeks to use any portion of the Leased Premises for a use not consistent with the use set forth in this Lease. Tenant shall submit to Landlord the name of a proposed assignee or subtenant, the terms of the proposed assignment or subletting, the nature of the proposed subtenant's or assignee's business, and such information as to the assignee's or subtenant's financial responsibility and general reputation as Landlord may reasonably require. Landlord may also consider the amount of square feet of the Leased Premises proposed to be subleased and the number of employees the subtenant anticipates it will utilize the subleased premises.

                6.4.3 No Release of Obligations. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its primary obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.

                6.4.4 Recapture. As material consideration for the execution of this Lease by Landlord, Tenant hereby agrees that whenever it delivers notice to Landlord that it desires approval of a sublease or assignment to a party that is not an Affiliate, Landlord shall have the right to review the terms and conditions of such proposed sublease or assignment and shall have a right for a period of fifteen (15) business days, to cancel this Lease as to the portion of the Leased Premises to be assigned or subleased, and enter into a direct Lease with any prospective sublessee or assignee. Such fifteen (15) day period shall commence upon Tenant's delivery to Landlord of written notice of the terms of the proposed assignment or sublease and financial statements for the proposed assignee or sublessee. If Landlord exercises its right to cancel this Lease, Tenant shall surrender possession of all, or the applicable portion, of the Leased Premises which is the subject of this right to cancel, as the case may be, not later than the date on which the proposed sublease or assignment term would commence. If this lease is canceled as to a portion of the Premises only, the Rent after the date of cancellation shall be reduced proportionately on a square footage basis.

                6.4.5 Proceeds of Sublease or Assignment. For transfers that are not to an Affiliate, one-half (1/2) of any proceeds (net of any costs ( including carrying costs and/or inducement costs) incurred by Tenant in subletting to subtenant) in excess of Base Rent and Tenant's Pro Rata Share of Excess Operating Costs which is received by Tenant pursuant to an assignment or subletting consented to by Landlord shall be remitted to Landlord as extra Rent within ten (10) days of receipt by Tenant net of any costs Tenant incurs in subletting space. For purposes of this Paragraph, all money or value in whatever form received by Tenant from or on account of any party as consideration for an assignment or subletting shall be deemed to be proceeds received by Tenant pursuant to an assignment or subletting.

                6.4.6 Administrative Costs of Assignment Transaction. In connection with any request by Tenant for approval of an assignment or sublease, Tenant shall pay Landlord's then standard processing fee, any taxes or other charges imposed upon Landlord or the Project as a result of such assignment or sublease, and shall reimburse Landlord for all costs, including the reasonable fees of attorneys, architects or other consultants incurred by Landlord in connection with such assignment or sublease, only in the event such proposed assignment or sublease is consented to by Landlord.

        6.5 Estoppel Certificate. From time to time and within ten (10) days after request by Landlord, Tenant shall execute and deliver a certificate to any proposed lender or purchaser, or to Landlord, certifying, with any appropriate exceptions, (a) that this Lease is in full force and effect without modification except as noted, (b) the amount, if any, of Prepaid Rent and Deposit paid by Tenant to Landlord (and not returned to Tenant), (c) the nature and kind of concessions, rental or otherwise, if any, which Tenant has received or is entitled to receive, (d) that Landlord has performed all of its obligations due to be performed under this Lease and that there are no defenses, counterclaims, deductions or offsets outstanding or other excuses for Tenant's performance under this Lease as of such date, and (e) any other fact reasonably requested by Landlord or such proposed lender or purchaser. Should Tenant fail to deliver such estoppel certificate within such ten (10)-day period, then Landlord shall have the right, at its option, to immediately declare an Event of Default without the requirement for further notice or demand and pursue all remedies provided under Subparagraph 11.2 below.

        6.6 Brokerage Commissions. Each of Tenant and Landlord represents to the other that no broker or agent other than Colliers International, which is Tenant's broker, and CB Richard Ellis, Inc., which is Landlord's broker, was instrumental in procuring or negotiating or consummating this Lease, and each party agrees to defend and indemnify the other party against any loss, expense or liability incurred by the other party as a result of a claim by any broker or finder claiming representation of the indemnifying party in connection with this Lease or its negotiation.

7.      LANDLORD'S RESERVED RIGHTS.

        7.1 Additional Rights Reserved to Landlord. Without notice and without liability to Tenant, or without effecting an eviction or disturbance of Tenant's use or possession, Landlord shall have the right to (a) grant utility easements or other easements in, or replant, subdivide or make other changes in the legal status of the land underlying the Leased Premises, the Building or the Project as Landlord shall deem appropriate in its sole discretion; provided such changes do not substantially interfere with or reduce Tenant's rights or use, or cause Tenant any substantial increase in its obligations under the Lease of the Leased Premises for the Permitted Purpose; (b) enter the Leased Premises at reasonable times after reasonable prior notice to Tenant, and at any time in the event of an emergency, to inspect (including inspections by perspective lenders for or buyers of the Project), alter or repair the Leased Premises or the Building and to perform any acts related to the safety, protection, sale or improvement of the Leased Premises or the Building, all after prior reasonable written notice to Tenant; (c) add or take away from the Project any building or portion thereof, in which event Total Square Footage of the Building and Tenant's Pro Rata Share shall be adjusted accordingly, except Tenant's Pro Rata Share shall not be increased; (d) install and maintain signs on and in the Building and the Project; and (e) make such rules and regulations as, in the sole judgment of Landlord, may be needed from time to time for the safety of the tenants, the care and cleanliness of the Leased Premises, the Building and the Project and the preservation of good order therein.

        7.2 [INTENTIONALLY OMITTED]

8.      CASUALTY AND UNTENANTABILITY.

        8.1 Termination by Landlord. If the Building is made substantially untenantable, or if Tenant's use and occupancy of the Leased Premises are substantially interfered with, due to damage to the common areas of the Building, or the Leased Premises are made wholly or partially untenantable by fire or other casualty, Landlordmay, by noticeTenant, within sixty (60) days after the damage, terminate this Lease, and Rent shall be abated from the time the fire or other casualty occurred.

        8.2 Restoration of Premises. If the Leased Premises are made partially or wholly untenantable by fire or other casualty and this Lease is not terminated as provided above, Landlord shall restore the Leased Premises to the condition immediately prior to such casualty; provided that Tenant shall agree to restore its personal property with Tenant's insurance proceeds carried by Tenant under Subparagraph 6.2.1 above. Unless otherwise prohibited by law or against public policy, Tenant waives the provisions of Section 1932 of the Civil Code of the State of California and any other statute or law permitting Tenant to terminate this Lease in the event of casualty to the Leased Premises.

        8.3 Termination by Tenant. If the Landlord does not terminate this Lease as provided above, and Landlord fails within One Hundred Eighty (180) days from the date of such casualty, to restore the damaged common areas, thereby eliminating substantial interference with Tenant's use and occupancy of the

Leased Premises, or fails to restore the Leased Premises to the condition immediately prior to such casualty, Tenant may notify Landlord of its intention to terminate this Lease, and Tenant shall have the right to so terminate as of the end of such One Hundred Eighty (180) day period.

        8.4 Rent; Prorations. In the event of termination of this Lease pursuant to the immediately preceding Paragraph, Rent shall be prorated on a per diem basis and paid to the date of the casualty, unless the Leased Premises shall be tenantable, in which case Rent shall be payable to the date of the Lease termination and if only partly tenantable, Tenant shall receive abatement to the extent that portion is untenantable. If the Leased Premises are wholly untenantable and this Lease is not terminated, Rent shall abate on a per diem basis from the date of the casualty until the Leased Premises are ready for occupancy by Tenant. If part of the Leased Premises are untenantable, Rent shall be prorated on a per diem basis and partially abated in accordance with the part of the Leased Premises which is usable by Tenant until the damaged part is ready for Tenant's occupancy. Notwithstanding the foregoing, if any damage was proximately caused by an act of omission of Tenant, its employees, agents, contractors, licensees or invitees, then, in such event, Tenant agrees that Rent shall not abate or be diminished during the term of this Lease.

9.      CONDEMNATION.

        9.1 Rent Abatement. If all or any part of the Leased Premises shall be taken under power of eminent domain or sold under imminent threat to any public authority or private entity having such power, this Lease shall terminate as to the part of the Leased Premises so taken or sold, effective as of the date possession is required to be delivered to such authority. In such event Base Rent and Tenant's Pro Rata Share of Excess Operating Costs shall abate in the ratio that the portion of Tenant's Square Footage taken or sold bears to Tenant's Square Footage.

        9.2 Lease Termination. If a partial taking or sale of the Leased Premises, the Building or the Project (a) substantially reduces the Tenant's Square Footage, resulting in an inability of Tenant to use the Leased Premises for the Permitted Purpose in Tenant's reasonable judgment, or (b) renders the Building or the Project commercially inviable to Landlord, in Landlord's sole opinion, Tenant, in the case of (a), or Landlord in the case of (b), may terminate this Lease by notice to the other party within thirty (30) days after the terminating party receives written notice of the portion to be taken or sold. Such termination shall be effective one hundred eighty (180) days after notice thereof, or when the portion is taken or sold, whichever is sooner. All condemnation awards and similar payments shall be paid and belong to Landlord, except for any amounts awarded or paid specifically to Tenant by the acquiring agency for removal and reinstallation of Tenant's trade fixtures and personal property, Tenant's relocation or moving costs or Tenant's goodwill.

10.     INDEMNITY, SUBROGATION AND WAIVER.

        10.1 Indemnity. From and after the Lease Commencement Date, Tenant agrees to defend, indemnify and save harmless Landlord against and from any and all claims, demands, actions, damages, liability and expense in connection with or for loss of or damage to property or injury or death to any person from any cause whatsoever while in, upon or about the Leased Premises, or from any such claim, demand or the like arising from or out of any occurrence in, upon or at the Leased Premises, by or on behalf of any person, firm or corporation arising from Tenant's use of the Leased Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant, in or about the Leased Premises, and Tenant shall further defend, indemnify and save Landlord harmless against and from any and all claims arising from any breach or default (defined in Subparagraph 11.1 below) on Tenant's part in the performance of any covenant or agreement on Tenant's part to be performed, pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or arising from any such claim or action or proceeding brought thereon; and in case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord covenants to resist or defend at Tenant's expense such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of

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damage to property in, upon or about the Leased Premises, the Building or the
Project from any source and to whomever belonging, and Tenant hereby waives all claims in respect thereof against Landlord, except to the extent such damage is caused by Landlord's grossnegligence or willful misconduct. The foregoing waiver shall inure only to the benefit of Landlord and its agents, and the exception to such waiver for Landlord's negligence or willful misconduct shall inure only to the benefit of Tenant and its agents and to no other party.

        10.2 Waiver of Subrogation. Tenant and Landlord release each other and waive any right of recovery against each other for any claims for loss or damage to any person or the Leased Premises, which occurs on or about the Leased Premises, the Building or the Project, whether due to the negligence of either party, their agents, employees, officers, contractors, licensees, invitees or otherwise, if such loss or damage is insured against under insurance policy carried by the releasing party and in force at the time of such loss or damage, and to the extent of the proceeds received from such policy. Tenant and Landlord agree that all policies of insurance obtained by either of them in connection with the Leased Premises shall contain appropriate waiver of subrogation clauses. The provisions of this Subparagraph 10.2 shall survive the expiration or termination of this Lease with respect to any claims or liability arising from events occurring prior to such expiration.

        10.3 Limitation of Landlord's Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, shareholders, directors, officers, employees, or agents of Landlord, and Tenant shall look solely to Landlord's interest in the Leased Premises and to no other assets of Landlord, for satisfaction of any liability in respect of this Lease. Tenant will not seek recourse against the individual partners, shareholders, directors, officers, employees or agents of Landlord or any of their personal assets for such satisfaction. Notwithstanding any other provisions contained herein, Landlord shall not be liable to Tenant, its contractors, agents or employees for any consequential damages or damages for loss of profits.

11.     TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

        11.1 Tenant's Default. It shall be an "Event of Default" if Tenant shall
(a) fail to pay when due any such monthly installment of Base Rent or of Tenant's Pro Rata Share of Excess Operating Costs is past due; (b) violate or fail to perform any of the other conditions, covenants or agreements herein made by Tenant, and such violation or failure shall continue for thirty (30) days after written notice thereof to Tenant by Landlord except that if within the thirty (30) day period Tenant commences and thereafter proceeds diligently to remedy the violation or failure, Tenant shall not be in default hereunder; provided, however, that in no event shall such remedy extend beyond ninety (90) days from the effective date of such notice from Landlord to Tenant of such violation or failure; (c) make a general assignment for the benefit of its creditors or file a petition for bankruptcy or other reorganization, liquidation, dissolution or similar relief; (d) have a proceeding filed against Tenant seeking any relief mentioned in (c) above which is not discharged within sixty (60) days thereafter; (e) have a trustee, receiver or liquidator appointed for Tenant or a substantial part of its property; or (f) abandon or vacate the Leased Premises for more than six (6) consecutive months without payment of rent.

        11.2 Remedies on Default. Landlord shall have the following remedies if Tenant commits an Event of Default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

                11.2.1 Continue Lease. Landlord may continue this Lease in full force and effect. In such case, the Lease will continue in effect so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in Default, Landlord can enter the Leased Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all reasonable costs Landlord incurs in reletting the Leased Premises including, without limitation, broker's commissions, expenses of remodeling the Leased Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the date the Rent is due, less the Rent Landlord receives from any reletting. No act by

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        Landlord allowed by this Paragraph shall terminate this Lease unless
        Landlord notifies Tenant that Landlord elects to terminate this Lease. After Tenant's Default and for as long as Landlord does not terminate Tenant's right to possession of the Leased Premises, if Tenant obtains Landlord's consent Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability.

                11.2.2 Terminate Lease. Landlord can terminate Tenant's right to possession of the Leased Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Leased Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to recover from
        Tenant:

                        (a) The worth, at the time of the award, of the unpaid
                Rent that had been earned at the time of termination of this Lease;

                        (b) The worth, at the time of the award, of the amount
                by which the unpaid Rent that would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided;

                        (c) The worth, at the time of the award, of the amount
                by which the unpaid Rent for the balance of the term after the time of the award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided;

                        (d) Any other amount, and court costs, necessary to
                compensate Landlord for all detriment proximately caused by Tenant's Default, including, without limitation, any unamortized brokerage commissions attributable to this Lease, or any unamortized costs of tenant improvements as set forth on
                Schedule 5 attached hereto.

        "The worth, at the time of the award," as used in Subparagraphs (a) and
        (b) of this Subparagraph 11.2.2 is to be computed by allowing interest at the maximum rate allowed by applicable usury law at that time, or if there is no such maximum, at twelve percent (12%) per annum. "The worth, at the time of the award," as referred to in Subparagraph (c) of this Subparagraph 11.2.2 is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

                11.2.3 Receiver. Landlord shall have the right to have a receiver appointed to collect Rent. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate this Lease.

                11.2.4 Cost of Reletting Premises. In the event of Tenant's Default and Landlord's reentering of the Premises, Tenant agrees to pay to Landlord, as an additional item of damages, the cost of repairs, alterations, redecorating, lease commissions and Landlord's other reasonable expenses incurred in reletting the Leased Premises to a new tenant.

                11.2.5 Waiver. Provided it is not otherwise prohibited by law or against public policy, Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 or 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Leased Premises by reason of any Default by Tenant hereunder.

12.     TERMINATION.

        12.1 Surrender of Leased Premises. On expiration of this Lease, if no Event of Default exists, Tenant shall surrender the Leased Premises in the same condition as when the Lease Term commenced, ordinary wear and tear excepted. Except for furniture, equipment and trade fixtures other than those which are affixed to the Leased Premises so that they cannot be removed without material damage to the Leased Premises and other than utility installations, all alterations, additions or improvements, whether temporary or permanent in character, made in or upon the Leased Premises, either by Landlord or Tenant, shall be Landlord's property and at the expiration or earlier termination of the Lease or any Renewal Term shall remain on the Leased Premises without compensation to Tenant. Landlord may dispose of such property abandoned by Tenant pursuant to law, provided that, if Landlord requests in writing, Tenant shall, at its expense and without delay, remove any alterations, additions or improvements, including, without limitation all telecommunications equipment and cabling, whether or not these items are part of the Leasehold Improvements, and all alterations and improvements made by Tenant after the Lease Commencement Date, that are not defined as Landlord's property made to the Leased Premises by Tenant and designated by Landlord to be removed, and repair any damage to the Leased Premises or the Building caused by such removal. If Tenant fails to repair the Leased Premises, Landlord may complete such repairs and Tenant shall reimburse Landlord for such repairs and restoration. If Tenant fails to remove such property as required under this Lease, Landlord may dispose of such property abandoned by Tenant pursuant to law. Notwithstanding the foregoing, however, the parties acknowledge and agree that (i) Tenant shall remove all telecommunications equipment and cabling at the end of the Lease Term, (ii) all initial Leasehold Improvements (other than telecommunications equipment and cabling) constructed pursuant to the Work Letter Agreement in Schedule 5 shall not be removed by Tenant and will remain part of the Leased Premises at the end of the Lease Term, and (iii) Landlord shall deliver notice to Tenant, during Landlord's review of the plans and specifications for any future alterations, additions or improvements to the Leased Premises, whether such alterations, additions or improvements must be removed by Tenant at the end of the Lease Term or shall remain part of the Leased Premises.

        12.2 Hold Over Tenancy. If Tenant shall hold over after the Lease Expiration Date or at the end of any Renewal Term, Tenant shall be deemed, at Landlord's option, to occupy the Leased Premises as a tenant from month to month, which tenancy may be terminated by one (1) month's written notice by either party. During such tenancy, Tenant agrees to pay Landlord, monthly in advance, an amount equal to one hundred fifty percent (150%) of all Rent which would become due (based on Base Rent and Tenant's Pro Rata Share of Excess Operating Costs payable for the last month of the Lease Term or Renewal Term as applicable, together with all other amounts payable by Tenant to Landlord under this Lease), and to be bound by all of the terms, covenants and conditions herein specified. If Landlord relets the Leased Premises or any portion thereof to a new tenant and the term of such new lease commences during the period for which Tenant holds over, Landlord shall be entitled to recover from Tenant all costs and expenses, reasonable attorneys' fees, post-judgment collection costs, damages (including any reasonable relocation costs or other damages occasioned to such new tenant and asserted against Landlord) and loss of profits incurred by Landlord as a result of Tenant's failure to deliver possession of the Leased Premises to Landlord when required under this Lease, together with any other remedies provided to Landlord hereunder.

13.     MISCELLANEOUS.

        13.1 Quiet Enjoyment. Subject to the rights of Landlord to enter into the Leased Premises as provided in Subparagraph 7.1 hereof, if and so long as Tenant pays all Rent and timely keeps and performs each and every term, covenant and condition herein contained on the part of Tenant to be kept and performed, Tenant shall quietly enjoy the Leased Premises without hindrance by Landlord.

        13.2 Accord and Satisfaction. No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease shall constitute an accord and satisfaction, or a compromise or other settlement, notwithstanding any accompanying statement, instruction or other assertion to the contrary unless Landlord expressly agrees to an accord and satisfaction, or a compromise or other settlement, in a separate writing duly executed by Landlord. Landlord will be entitled to treat any such payments as being received on account of any item or items of Rent, interest, expense or damage due in connection therewith, in such amounts and in such order as Landlord may determine at its sole option.

        13.3 Severability. The parties intend this Lease to be legally valid and enforceable in accordance with all of its terms to the fullest extent permitted by law. If any term hereof shall be stricken from this Lease to the extent unenforceable, the same shall be as if it never had been contained herein. Such invalidity or unenforceability shall not extend to any other term of this Lease, and the remaining terms hereof shall continue in effect to the fullest extent permitted by law, the same as if such stricken term never had been contained herein.

        13.4 Subordination and Attornment. Tenant agrees that this Lease and Tenant's rights hereunder are subordinate to the lien of any mortgage, deed of trust or other encumbrance, together with any conditions, renewals, extensions or replacements thereof ("Superior Instruments"), now or hereafter placed, charged or enforced against any interest of Landlord in this Lease, in the leasehold estate thereby created or in the Leased Premises or the Building or the Project, together with any improvements included therein, provided that so long as Tenant is not in default under this Lease, the rights of Tenant hereunder shall not be disturbed by reason of the terms of such Superior Instrument. If requested in writing by Landlord or any mortgagee, beneficiary or ground lessor of Landlord, Tenant agrees to execute a subordination agreement with non disturbance provisions for the benefit of Tenant to confirm the provisions of this Paragraph and to provide that such party acquires and accepts the Leased Premises subject to this Lease. If Tenant fails to execute and deliver any such documents or instruments within fifteen (15) business days following request therefor by Landlord, Landlord may declare an Event of Default, without further notice and demand. In the event of any transfer in lieu of foreclosure or termination of a lease in which Landlord is lessee or the foreclosure of any Superior Instrument, or sale of the Property pursuant to any Superior Instrument, Tenant shall attorn to such purchaser, transferee or lessor and recognize such party as landlord under this Lease, provided such party expressly assumes the obligations of Landlord under this Lease. The agreement of Tenant to attorn contained in the immediately preceding sentence shall survive any such foreclosure sale, termination of Landlord's interest, or transfer.

        13.5 Applicable Law/Construction. This Lease shall be construed according to the laws of the State of California and the provisions hereof shall be construed in accordance with their fair meaning. Each of the parties has agreed to the use of the particular language hereof (and in all attached Schedules), and any questions of doubtful interpretation shall not be resolved solely by any rule or interpretation providing for interpretation against the party who causes the uncertainty to exist or against the draftsman. The subject captions have been inserted for convenience only and shall not be used to alter or interpret the content of this Lease.

        13.6 Binding Effect. The covenants, conditions, warranties and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

        13.7 Time. Time is of the essence of this Lease.

        13.8 Entire Agreement. This Lease and the schedules attached set forth all the covenants, promises, agreements, representations, conditions, statements and understandings between Landlord and Tenant concerning the Leased Premises, the Building and the Project, and there are no representations, either oral or written between the parties other than those in this Lease. This Lease shall not be amended or modified except in a writing signed by both parties. Failure to exercise any right in one or more instance shall not be construed as a waiver of the right to strict performance or as an amendment to or modification of this Lease.

        13.9 Notices. All notices pursuant to this Lease shall be in writing and shall be effective on the earlier to occur of actual receipt or if mailed, three
(3) days after posting at a United States Post Office, when mailed by certified mail or overnight mail, delivered (a) to Landlord or Tenant at the address designated in Subparagraph 1.1 with a copy to the Managing Agent, or (b) to such other address as may hereafter be designated by either party by written notice.

        13.10 Force Majeure. Except as otherwise provided in this Lease, the obligations of Tenant to pay Rent and perform all of the terms, covenants and conditions on the part of Tenant to be performed hereunder shall in no way be affected, impaired or excused because Landlord, due to Unavoidable Delay (as defined below), (a) is unable to fulfill any of its obligations under this Lease, or (b) is delayed in providing any service, equipment or fixtures expressly or impliedly to be provided, or (c) is unable to make or is delayed in making any repairs, replacements, additions, alterations or decorations.

                Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible. Landlord, however, shall not be obligated to pay overtime labor rates.

                "Unavoidable delay" shall mean any and all delay beyond Landlord's reasonable control, including without limitation, delays caused by Tenant, governmental restrictions, regulations, controls, preemptions or delays; orders of civil, military or naval authorities; strikes, labor disputes, lock-outs, shortages of labor or materials or reasonable substitutes therefor; Acts of God; fire, earthquake, floods, explosions or other casualties; extreme weather conditions or other actions of the elements; enemy action, terrorism, civil commotion, riot or insurrection.

        13.11 Attorneys' Fees; Prejudgment Interest. If the services of an attorney are required by any party to secure the performance hereof or otherwise upon the breach or Default of another party to this Lease, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Lease, or if the services of an attorney are required upon the bankruptcy of a party to this Lease to compel or object to assumption or rejection of this Lease, seek relief from the automatic stay or object to an action to recover a preference or fraudulent transfer, the prevailing party shall be entitled to reasonable attorneys' fees, costs, expert witnesses fees, post-judgment collection costs, and other expenses, in addition to any other relief to which such party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Lease or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

        13.12 Authority. Both parties warrants and represents that it has full authority to enter into this Lease; that this Lease constitutes a binding obligation on behalf of each applicable party, and that the individual signing on behalf of such applicable party is duly authorized to bind that party hereto.

        13.13 Hazardous Materials.

                13.13.1 Landlord's Representations and Warranties. Landlord hereby warrants and represents to Tenant that Landlord has no knowledge of the presence within the Leased Premises, the Building, or the Project, of any Hazardous Substances.

                13.13.2 Hazardous Substances Prohibited. Landlord and Tenant (in addition to the provisions of Subparagraph 6.1.3 above) each agrees that it shall not, under any circumstances, cause or permit any Hazardous Substance to be used, released, discharged, disposed of, handled, possessed or stored within the Building, or any part or parts thereof, on the Project.

                13.13.3 Notice. In the event that either Landlord or Tenant discovers or is informed that a Hazardous Substance exists in the Leased Premises, in the Building, or any part or parts thereof or in the Project, it shall immediately notify the other in writing of such discovery or information.

                13.13.4 Definitions. As used in this Lease, "Environmental Laws" shall mean all present and future federal, state or local laws, ordinances, rules, regulations, decisions and other requirements of governmental authorities relating to the environment or to any Hazardous Substance, including without limitation the Hazardous and Solid Waste Amendments of 1984 ("RCRA"), the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act ("CERCLA"), the Toxic Substances Control Act, the Safe Drinking Water Act, the Federal Water Pollution Control Act (the "Clean Water Act"), the Clean Air Act, the Emergency Planning and Community Right-to-Know Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Noise Control Act, the Radon Indoor Air Quality

        Research Act, and the National Environmental Policy Act (Environmental Impact Statement), and any similar comparable California statutes and regulations including but not limited to the Underground Storage of Hazardous Substances Act, California Health and Safety Code ss. 25280 et seq., Hazardous Substance Account Act, California Health and Safety Code ss. 25300, et seq., the Hazardous Waste Control Law, California Health and Safety Code ss. 25100, et seq., the Medical Waste Management Act, California Health and Safety Code ss. 25015, et seq., the Safe Drinking Water and Toxic Enforcement Act, California Health and Safety Code ss. 24249.5 et seq., and the Porter-Cologne Water Quality Act, California Water Code ss. 13000, et seq., in each case, as amended, with implementing rules and regulations, and the Occupational Safety and Health Act of 1970, as amended.

                As used in this Lease, "Hazardous Substances" shall mean any substances defined or listed in, or otherwise classified pursuant to, or regulated by, any applicable laws or regulations, including all Environmental Laws, as a hazardous substance, hazardous material, hazardous waste, infectious waste, toxic substance, toxic pollutant, solid waste or any other term used to define, list, classify or regulate substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, including mold, asbestos, polychlorinate and biphenyls.

        13.14 Building Directory. Landlord shall list the Tenant's name and, at Tenant's option, the designated names of the officers and personnel of Tenant on the Building directory in accordance with Landlord's listings for similar tenants.

        13.15 Parties' Approvals. Except as otherwise herein expressly provided, whenever consent or approval of either party is required, that party shall not unreasonably withhold or delay such consent or approval.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        SUBMISSION OF THIS INSTRUMENT FOR EXAMINATION OR SIGNATURE BY TENANT DOES NOT CONSTITUTE A RESERVATION OF OR OPTION FOR LEASE, AND IT IS NOT EFFECTIVE AS A LEASE OR OTHERWISE UNTIL EXECUTION AND DELIVERY BY BOTH LANDLORD AND TENANT.


        This Lease is executed as of this 17th day of May, 2005.

LANDLORD:

ONE CAPITAL CENTER,
a California limited partnership

By:  3100 ZINFANDEL PARTNERS,
          a California limited partnership,
          General Partner

     By:  PROSPECT CENTER PARTNERS,
               a California joint venture,
               General Partner

          By:  WEST 50 CORP.,
               A California corporation


          By:  /s/ EVA H. HILL
             --------------------------------
               Eva H. Hill,
               Its President

TENANT:

AMERICAN RIVER BANKSHARES,
a California corporation

     By:     /s/ DAVID T. TABER
          -----------------------------------
     Its:    CEO
          -----------------------------------


     By:     /s/ MITCHELL A. DERENZO
          -----------------------------------
     Its:    CFO
          -----------------------------------

     Where Tenant is a corporation, this Lease shall be signed by a President or Vice President and Secretary or Assistant Secretary of Tenant. Any other signatories shall require a certified corporate resolution.

                                   SCHEDULE 1
                                   ----------

                DESCRIPTION OF THE LEASED PREMISES AND SITE PLAN
                ------------------------------------------------


     The Land consists of that certain real property situated in the City of Sacramento, County of Sacramento, State of California and is described as follows:


     The Leased Premises shall consist of approximately Seven Thousand Three Hundred Seventy-Eight (7,378) Rentable square feet calculated as provided in Subparagraph 1.1 of the Lease. A preliminary drawing showing Tenant's site plan is attached as Schedule 5-A.

                                  SCHEDULE 1-A
                                  ------------

                                 AVAILABLE SPACE
                                 ---------------

                                   SCHEDULE 2
                                   ----------

                              RULES AND REGULATIONS
                              ---------------------


     Except as otherwise provided in any provision of the Lease, as provided in Subparagraph 1.2, the following Rules and Regulations shall apply:

     1. The sidewalks, entrances, halls, corridors, elevators and stairways of the Building and Project shall not be obstructed or used as a waiting or lounging place by Tenants, and their agents, servants, employees, invitees, licensees and visitors. All entrance doors leading from any Leased Premises to the hallways are to be kept closed at all times.

     2. Landlord reserves the right to refuse admittance to the Building between the hours of 6:00 p.m. and 8:00 a.m. Monday through Saturday, and from 1:00 p.m. Saturday to 8:00 a.m. Monday to any person not producing both a key to the Leased Premises and/or a pass issued by Landlord. In case of invasion, riot, public excitement or other commotion, Landlord also reserves the right to prevent access to the Building during the continuance of same. Landlord shall in no case be liable for damages for the admission or exclusion of any person to or from the Building.

     3. Landlord will furnish each Tenant with two keys to each door lock on the Leased Premises, and Landlord may make a reasonable charge for any additional keys and access cards requested by any Tenant. No Tenant shall have any keys made for the Leased Premises; nor shall any Tenant alter any lock, or install new or additional locks or bolts on any door without the prior written approval of Landlord. In the event of such alteration or installation approved by Landlord, the Tenant making such alteration shall supply Landlord with a key for any such lock or bolt. Each Tenant, upon the expiration or termination of its tenancy, shall deliver to Landlord all keys and access cards in any such Tenant's possession for all locks and bolts in the Building.

     4. In order that the Building may be kept in a state of cleanliness, each Tenant shall, during the term of each respective lease, permit Landlord's employees (or Landlord's agent's employees) to take care of and clean the Leased Premises and Tenants shall not employ any person(s) other than Landlord's employees (or Landlord's agent's employees) for such purpose. No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness of the Leased Premises. Tenants will use reasonable efforts to see that (i) the windows are closed, (ii) the doors are securely locked, and (iii) all water faucets and other utilities are shut off (so as to prevent waste or damage) each day before leaving the Leased Premises. In the event Tenant must dispose of crates, boxes, etc., which will not fit into office waste paper baskets, it will be the responsibility of Tenant to dispose of same. In no event shall Tenant set such items in public hallways or other areas of the Building or garage facility, excepting Tenant's owned Leased Premises, for disposal.

     5. Landlord reserves the right to prescribe the date, time, method and conditions that any personal property, equipment, trade fixtures, merchandise and other similar items shall be delivered to or removed from the Building. No iron safe or other heavy or bulky object shall be delivered to or removed from the Building, except by experienced safe men, movers or riggers approved in writing by Landlord. All damage done to the Building by the delivery or removal of such items, or by reason of their presence in the Building, shall be paid to Landlord, immediately upon demand, by the Tenant by, through, or under whom such damage was done. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires.

     6. The walls, partitions, skylights, windows, doors and transoms that reflect or admit light into passageways or into any other part of the Building shall not be covered or obstructed by any of the Tenants.

     7. The toilet rooms, toilets, urinals, wash bowls and water apparatus shall not be used for any purposes other than for those for which they were constructed or installed, and no sweepings, rubbish, chemicals, or other unsuitable substances shall be thrown or placed therein. The expense of any breakage, stoppage or damage resulting from violation(s) of this rule shall be borne by the Tenant by whom, or by whose agents, employees, invitees, licensees or visitors, such breakage, stoppage or damage shall have been caused.

     8. No sign, name, placard, advertisement or notice visible from the exterior of any Leased Premises, shall be inscribed, painted or affixed by the Tenant on any part of the Building or Project without the prior written approval of Landlord, which approval may be withheld in Landlord's sole and absolute discretion, provided if such signs are required of Tenant due to state or federal banking regulations, then Tenant may be permitted to so install same subject to approval of the location by Landlord. All signs or letterings on doors, or otherwise approved by Landlord shall be inscribed, painted or affixed at the sole cost and expense of the Tenant, by a person approved by Landlord. A directory containing the names of all tenants in the Building shall be provided by Landlord at an appropriated place on the first floor of the Building.

     9. Except for Tenant's satellite dish and/or other communication service already approved herein by Landlord, no signaling, telegraphic or telephonic instruments or devices, or other wires, instruments or devices, shall be installed in connection with any Leased Premises without the prior written approval of Landlord. Such installations, and the boring or cutting for wires, shall be made at the sole cost and expense of the Tenant and under control and direction of Landlord. Landlord retains, in all cases, the right to require (i) the installation and use of such electrical protecting devices that prevent the transmission of excessive currents of electricity into or through the Building,
(ii) the changing of wires and of their installation and arrangement underground or otherwise as Landlord may direct, and (iii) compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish relating thereto. All such wires used by Tenants must be clearly tagged at the distribution boards and junction boxes and elsewhere in the Building, with (i) the number of the Leased Premises to which said wires lead, (ii) the purpose for which said wires are used, and (iii) the name of the company operating same.

     10. Tenant, their agents, servants or employees, shall not (a) go on the roof of the Building (except as permitted by Landlord for the installation of Tenant's satellite or other like service, pursuant to Subparagraph 6.1.8 of the Lease), (b) use any additional method of heating or air conditioning in the Leased Premises, (c) sweep or throw any dirt or other substance from the Leased Premises into any of the halls, corridors, elevators, or stairways of the Building, (d) bring in or keep in or about the Leased Premises any vehicles or animals (except for service animals for the disabled) of any kind, (e) install any radio or television antenna or any other device or item on the roof, exterior walls, windows or window silts of the Building, except that Tenant shall have access to Building common television antenna, (f) place objects against glass partitions, doors or windows which would be unsightly from the interior or exterior of the Building, (g) use any Leased Premises: (1) for lodging or sleeping, (2) for cooking (except that the use by any Tenant of equipment for brewing coffee, tea and similar beverages shall be permitted as well as counter top microwave cooking, provided that such use is in compliance with law), (3) for any manufacturing, storage or sale of merchandise or property of any kind; and (h) cause or permit unusual or objectionable odor to be produced or permeate from the Leased Premises, including, without limitation, duplicating or printing equipment fumes. Tenant, its agents, servants and employees, invitees, licensees, or visitors shall not permit the operation of any musical or sound producing instruments or device which may be heard outside Leased Premises, Building or garage facility, or which may emit electrical waves which will impair radio or television broadcast or reception from or into the Building. Landlord acknowledges and agrees that Tenant shall be entitled to operate a cafeteria for the use of its employees and business guests.

     11. Tenants shall not store or use in any Leased Premises any (a) ether, naphtha, phosphorous, benzol, gasoline, benzene, petroleum, crude or refined earth or coal oils, flashlight power, kerosene or camphene, (b) any other flammable, combustible, explosive or illuminating fluid, gas or material of any kind, and (c) any other fluid, gas or material of any kind having an offensive odor, without the prior written consent of Landlord.

     12. No canvassing, soliciting, distribution of hand bills or other written material, or peddling shall be permitted in the Building or the Project, and Tenants shall reasonably cooperate with Landlord in prevention and elimination of same.

     13. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electrical facilities or any part of appurtenances of Leased Premises.

     14. If any Leased Premises becomes infested with vermin, the Tenant, at its sole cost and expense, shall cause its premises to be exterminated from time to time to the satisfaction of the Landlord and shall employ such exterminators as shall be approved by Landlord, except in the event such infestation is due to Landlord's culpable negligence or willful misconduct.

     15. No curtains, blinds, shades, screens, awnings or other coverings or projections of any nature shall be attached to or hung in, or used in connection with any door, window or wall of the premises of the Building without the prior written consent of the Landlord.

     16. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of Landlord or of the Building, or its desirability as an office building for existing or prospective tenants who require the highest standards of integrity and respectability, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     17.Tenant shall cooperate with Landlord to assure compliance with rules and regulations.

     18. Landlord reserves the right to make reasonable amendments, modifications and additions to the rules and regulations heretofore set forth, and to make additional reasonable rules and regulations, as in Landlord's sole judgment may from time to time be needed for the safety, care, cleanliness and preservation of good order of the Building; provided that the same shall be reasonable, non-discriminatory and applied consistently to all tenants in the Building.

     19. The Tenant shall not do anything in the Leased Premises, or bring or keep anything herein, which will in any way increase or tend to increase the risk of fire or rate of insurance, or which shall conflict with the Regulations of the Fire Department or the fire laws or with any insurance policy on the Building or any part thereof, or with any rules or ordinances established by Municipal Authority.

     20. The requirements of Tenant will be attended to only upon application at the Office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

     21. Landlord shall have the right, exercisable with sixty (60) days prior notice and without liability to Tenant, to change the name and the street address of the Building which the Premises are a part. Landlord will pay for all reasonable costs incurred by Tenant as a result of changing the street address of the Building unless the change is requested by an authorized governmental agency.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     22. No Tenant shall obtain for use upon the Leased Premises ice, drinking water, towel or other similar service or accept barbering or bootblacking services on the Leased Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord. Notwithstanding the foregoing, Tenant shall have the right to provide bottled water service of its choice.


LANDLORD:

ONE CAPITAL CENTER,
a California limited partnership

By:  3100 ZINFANDEL PARTNERS,
          a California limited partnership,
          General Partner

     By:  PROSPECT CENTER PARTNERS,
               a California joint venture,
               General Partner

          By:  WEST 50 CORP.,
               A California corporation


          By:  /s/ EVA H. HILL
             --------------------------------
               Eva H. Hill,
               Its President

TENANT:

AMERICAN RIVER BANKSHARES,
a California corporation

     By:     /s/ DAVID T. TABER
          -----------------------------------
     Its:    CEO
          -----------------------------------


     By:     /s/ MITCHELL A. DERENZO
          -----------------------------------
     Its:    CFO
          -----------------------------------

                                   SCHEDULE 3
                                   ----------

                                UTILITY SERVICES
                                ----------------

The Landlord shall provide, as part of Operating Costs, the following services:

     (1) Air Conditioning and heat for normal purposes only, to provide in Landlord's judgment, comfortable occupancy Monday through Friday from 7:00 a.m. to 6:00 p.m., Saturday, 9:00 a.m. to 1:00 p.m., and Sundays and Holidays excepted. As used herein, "Holidays" shall mean New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Tenant agrees not to use any air conditioning or heating apparatus or device, in or upon or about the Leased Premises, and Tenant further agrees not to connect any such apparatus or device with the conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services, without written consent of the Landlord. In the event Tenant does request after-hours air conditioning, heating, electrical/lighting, such services shall be available for use at any time, including weekends and holidays, and will be charged as excess operating expenses to Tenant, in the amount of Landlord's actual cost, which Landlord estimates as of the date of this Lease to be Twenty Five and No/100 Dollars ($25.00) per hour per zone with a two (2) hour minimum. The charge shall be payable as additional rental. Should Tenant refuse to make payment upon demand to Landlord, such excess charge constitutes a breech of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights hereinafter granted for such breach.

     (2) Electric power for lighting and operation of office machines, air conditioning and heating as may be required for comfortable occupancy of the premise between Monday and Friday from 7:00 a.m. to 6:00 p.m., Saturday, 9:00 a.m. to 1:00 p.m., and Sundays and Holidays excepted. Electric power furnished by Landlord is intended to be that consumed in normal office use for the lighting, heating ventilating, air conditioning and small office machines. Landlord reserves the right, if consumption of electricity exceeds that required for normal office use as specified, to install a submeter to gauge the usage of Tenant and charge Tenant for such excess based upon such submeter reading. Such charge shall be additional Rent under this Lease. Should Tenant refuse to pay upon demand to Landlord such excess charges, such refusal shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights hereinafter granted for such breach.

     (3) Water for drinking, lavatory and toilet purposes from the regular Building supply (at the prevailing temperature) through fixtures installed by Landlord, (or by Tenant with Landlord's written consent).

                                   SCHEDULE 4
                              MAINTENANCE SERVICES
                              --------------------

     The Landlord shall provide, as part of Operating Costs, the following services:

     (1) Subject to the terms of the lease, Landlord shall supply, as a part of Operating Costs, public restroom supplies, public area lamp replacement, window washing with reasonable frequency, and janitor services to the Leased Premises and the Common Areas during the time and in the manner that such janitor services are customarily furnished in general office buildings in the area. The janitorial specifications currently being used by Landlord are set forth on
Schedule 4-A attached.

     (2) Landlord agrees to maintain the exterior and, subject to Tenant's obligations in the Lease to maintain the interior of the Leased Premises. Maintenance of the exterior of the Leased Premises includes lawn and shrub care, rubbish removal, parking lot maintenance, maintenance of the structure, roof, floor and latent defects, mechanical and electrical equipment, architectural finish, and so on, excluding only those items specifically excepted elsewhere in this Lease, except Tenant's share of Operating Costs shall not include any replacement of the roof, exterior walls, structure or foundation of the Building.

                                  SCHEDULE 4-A
                                  ------------

                            JANITORIAL SPECIFICATIONS
                            -------------------------

A. TENANT SPACE
                                                                                    -----------------------
                                                                                     D    W    M    Q    Y
-----------------------------------------------------------------------------------------------------------
1. Ash Urns - clean - if applicable                                                  X
-----------------------------------------------------------------------------------------------------------
2. Wastebaskets - empty & replace liners (as needed)                                 X
-----------------------------------------------------------------------------------------------------------
3. Furniture - wipe clean                                                                 X
-----------------------------------------------------------------------------------------------------------
4. Desk tops - clean when free of business materials                                      X
-----------------------------------------------------------------------------------------------------------
5. All horizontal & vertical surfaces - wipe clean, including pictures                         X
-----------------------------------------------------------------------------------------------------------
6. Light switches & surrounding areas - wipe clean                                             X
-----------------------------------------------------------------------------------------------------------
7. Partitions - spot clean (as needed)                                                    X
-----------------------------------------------------------------------------------------------------------
8. Carpets - vacuum & spot clean as necessary                                        X
-----------------------------------------------------------------------------------------------------------
9. Hard surface floors - dust mop & spot clean                                       X
-----------------------------------------------------------------------------------------------------------
10. Hard surface floors - clean & refinish                                                     X
-----------------------------------------------------------------------------------------------------------
11. Properly arrange furniture in offices                                            X
-----------------------------------------------------------------------------------------------------------
12. Set night lights upon completion of work (where applicable)                      X
-----------------------------------------------------------------------------------------------------------
13. Check & lock all doors leading to outside (or common areas)                      X
-----------------------------------------------------------------------------------------------------------
14. Window coverings (Levelors) - dust (as needed) including sills                             X
-----------------------------------------------------------------------------------------------------------
15. Clean conference rooms                                                           X
-----------------------------------------------------------------------------------------------------------

B. COMMON AREA
                                                                                    -----------------------
                                                                                     D    W    M    Q    Y
-----------------------------------------------------------------------------------------------------------
1.  Cigarette urns & ashtrays - empty & wipe clean                                   X
-----------------------------------------------------------------------------------------------------------
2.  Drinking fountains - clean & polish                                              X
-----------------------------------------------------------------------------------------------------------
3.  Corridor carpets - vacuum (as needed)                                            X
-----------------------------------------------------------------------------------------------------------
4.  Tile floors - dust &/or damp mop - refinish (as needed)                          X
-----------------------------------------------------------------------------------------------------------
5.  Brick entries - dust &/or damp mop    N/A
-----------------------------------------------------------------------------------------------------------
6.  Stairs - vacuum                                                                  X
-----------------------------------------------------------------------------------------------------------
7.  Handrails - wipe clean                                                           X
-----------------------------------------------------------------------------------------------------------
8.  Directory Glass - wash as needed                                                 X
-----------------------------------------------------------------------------------------------------------
9.  Entry Glass - spot clean                                                         X
-----------------------------------------------------------------------------------------------------------
10. Hard surface floors - clean & refinish as needed                                 X
-----------------------------------------------------------------------------------------------------------

C. RESTROOMS
                                                                                    -----------------------
                                                                                     D    W    M    Q    Y
-----------------------------------------------------------------------------------------------------------
1.  Wash basins, fixtures & counters - clean & sanitize                              X
-----------------------------------------------------------------------------------------------------------
2.  Toilets & urinals - clean & sanitize                                             X
-----------------------------------------------------------------------------------------------------------
3.  Mirrors - clean                                                                  X
-----------------------------------------------------------------------------------------------------------
4.  Partitions, doors, walls - clean & sanitize                                           X
-----------------------------------------------------------------------------------------------------------
5.  Paper & handsoap dispensers - refill & wipe clean                                X
-----------------------------------------------------------------------------------------------------------
6.  Waste receptacles - empty & wipe clean                                           X
-----------------------------------------------------------------------------------------------------------
7.  Floors - dust mop & wet mop with sanitizing solution                             X
-----------------------------------------------------------------------------------------------------------
8.  Hard surface floors - clean & refinish                                                     X
-----------------------------------------------------------------------------------------------------------

                                                                                    -----------------------
                                                                                     D    W    M    Q    Y
-----------------------------------------------------------------------------------------------------------
D.  CEILING VENTS - CLEAN AS NECESSARY                                                         X
-----------------------------------------------------------------------------------------------------------
E.  WINDOW CLEANING - UPON REQUEST - EXTRA CHARGE
-----------------------------------------------------------------------------------------------------------
F.  CARPET CLEANING - $.  PER SQUARE FOOT WHEN REQUESTED
-----------------------------------------------------------------------------------------------------------

           LEGEND: D=DAILY, W=WEEKLY, M=MONTHLY, Q=QUARTERLY, Y=YEARLY

                              SERVICE SCHEDULE "B"



A. DAY PORTER DUTIES

--------------------------------------------------------------------------------
1.  Sweep all walkways for debris                                    Daily
--------------------------------------------------------------------------------
2.  Glass entries kept clean                                         Daily
--------------------------------------------------------------------------------
3.  Cobwebing exterior of building                                   Monthly
--------------------------------------------------------------------------------
4.  All ash urns empties and refilled with sand (as needed)          Daily
--------------------------------------------------------------------------------
5.  All garbage cans emptied and lids washed off                     Daily
--------------------------------------------------------------------------------
6.  Clearing the roof of any debris that may otherwise cause         Seasonal
    puddling or clog drains                                          (as needed)
--------------------------------------------------------------------------------
7.  Check with tenants regarding burnt out lights and any other      Daily
    light duty maintenance that could be handled without having to call Nelson's maintenance people
--------------------------------------------------------------------------------
8.  Emergencies such as clogged toilets, roof leaks, etc.            Daily
--------------------------------------------------------------------------------

                                   SCHEDULE 5
                                   ----------

ONE CAPITAL CENTER
3100 Zinfandel Drive
Rancho Cordova, CA 95670


Date: May 9, 2005

                              WORK LETTER AGREEMENT
                              ---------------------


AMERICAN RIVER BANKSHARES
1545 Park Drive Suite 107
Sacramento, California  95815


Attention: American River Bankshares

          Re: Suite 450, One Capital Center, 3100 Zinfandel Drive, Rancho Cordova, CA 95670

Ladies and Gentlemen:

     You (referred to as "Tenant"), and we (referred to as "Landlord") are executing, simultaneously with this Work Letter Agreement, a written lease (the "Lease") pertaining to the space referred to above (the "Leased Premises"). This Work Letter Agreement is attached to the Lease as Schedule 5 A-D and made a part hereof.

     To induce Tenant and Landlord, each, to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Work Letter Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

     1. Definitions. The terms defined in this paragraph, for purposes of this Work Letter Agreement, shall have the meanings specified herein, and in addition to the terms defined herein, terms defined in the Lease shall, for the purposes of this Work Letter Agreement, have the meanings specified therein.

          1.1 "Leasehold Improvements" means the Building Standards and Tenant Specifications, as defined below, which are supplied, installed and finished by Landlord. Such Leasehold Improvements shall be paid for by Landlord as provided for in paragraph 2.2 below.

          1.2 "Building Standard" means the quantity and quality of materials, finishing and workmanship specified by Landlord for the Building, as set forth on Exhibit 5-B attached hereto and made a part hereof.

          1.3 "Tenant Specifications" means the quantity and quality of materials, finishing and workmanship specified by Tenant for the Tenant's Premises, as set forth on Exhibit 5-C attached hereto and made a part hereof.

          1.4 "Construction Documents" means the construction drawings, Approved Plan and Tenant Specifications referred to in paragraphs 1.1, 1.3, 1.6, 2.1 and
2.2 of the Work Letter Agreement.

          1.5 "Substantial Completion" means that the Leasehold Improvements have been substantially completed according to the Construction Documents and that Landlord has obtained a Certificate of Occupancy or its equivalent for the Leased Premises.

          1.6 "Approved Plan" means the space plan and layout (inclusive of Building Standards and Tenant Specifications defined above) which has been approved by Tenant and which Landlord has used to determine its Turnkey Costs (defined in paragraph 1.7 below).

          1.7 "Turnkey Costs" means the fees and expenses Landlord shall incur to deliver the Premises to Tenant in accordance with the Approved Plan, Building Standards and Tenant Specifications, which are summarized and attached hereto as Schedules 5A-D.

     2.   Construction Documents; Payments.

          2.1 The following companies have prepared the Approved Plan, Tenant Specifications, Building Standards and the General Contractor's Bid, which are to comprise the Construction Documents:

          General Contractor: ICON General Contractors, Inc. and Architectural:
HDL Design and Interior Specialist (collectively, the "Consultants"). The fees and expenses of the Consultants shall be included in the Turnkey Costs.

          2.2 Tenant acknowledges that Landlord's sole obligation is to pay the Turnkey Costs attributable to the construction of the Leasehold Improvements pursuant to the Construction Documents. All costs resulting from any changes to the Construction Documents made by Tenant which result in additional costs over and above the Turnkey Costs (including, without limitation, fees and expenses of the Consultants and any increased costs of construction) shall be paid by Tenant ("Tenant's Share").

     3.   Leasehold Improvements.

          3.1 The following provisions shall apply to the construction of the Leasehold Improvements:

               (a) All work involved in the completion of the Leasehold Improvements shall be carried out by Landlord and its agents and contractors under the sole discretion of Landlord at competitive prices. Tenant shall cooperate with Landlord and its agents and contractors to promote the efficient and expeditious completion of the Leasehold Improvements; and

             /s/ DT   /s/ MD                 /s/ EHH
             ------------------              ---------------------
               Tenant                               Landlord

               (b) Landlord agrees to construct the Leasehold Improvements in accordance with the Construction Documents, provided Tenant has complied with all the applicable provisions of this Work Letter Agreement and the Lease, and no Event of Default exists under the Lease.

          3.2 If Tenant requests any changes in the Leasehold Improvements from the work as reflected in the Construction Documents, each such change must receive the prior written approval of Landlord, and Tenant shall bear the cost resulting from such changes in accordance with paragraph 2.2 above. Conversely, if Tenant makes any changes to the Construction Documents which result in a reduction of Landlord's Turnkey Costs, Tenant shall receive a credit in form of free rent which shall not exceed ten thousand dollars ($10,000). Such changes by Tenant shall be limited to upgrades such as elimination of cabinetry or the supplemental HVAC unit and not base building improvements.

          3.3 Landlord shall have no obligation to commence construction of any work in the Leased Premises until Landlord has received Tenant's advance payment of Tenant's Share.

     4. Lease Commencement Date.

          4.1 Landlord shall notify Tenant when Substantial Completion has been achieved, and thereafter the Lease Commencement Date shall be established as set forth in the Lease. Notwithstanding anything to the contrary contained in the Lease or this Work Letter Agreement, the Lease Commencement Date shall not be extended for any delay in Substantial Completion to the extent that such delay is caused by any act or omission attributable to Tenant, including, without limitation:

               (a) Tenant's request for any non-Building Standard finishes or for any changes in the work that is reflected in the Construction Documents that cause an extension in the time of completion.

               (b) Tenant's failure to furnish promptly, information concerning Tenant's requirements pertaining to construction of the Leasehold Improvements.

          4.2 In any event, Rent payable under the Lease shall not abate by reason of any delay, expense or other burden arising out of or incurred in connection with the design or construction of the Leasehold Improvements to the extent that such delay, expense or other burden is caused by any act or omission attributable to Tenant (including, the acts and omissions referred to in subparagraphs (a) through (d) of paragraph 4.1 above).

     5. Tenant's Access to Leased Premises.

          5.1 Landlord, in its sole discretion, may grant Tenant and Tenant's agents or independent contractors license to enter the Leased Premises prior to the scheduled Lease Commencement Date in order that Tenant may do other work as may be required by Tenant to make the Leased Premises ready for Tenant's use and occupancy. Such permission must be in writing prior to entry. If Landlord permits such prior entry, then such license shall be subject to the condition that Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not interfere with Landlord and its agents and contractors in doing Landlord's work in the Leased Premises or the Building or with other tenants and occupants of the Building or the Project. If at any time such entry shall cause or threaten to cause disharmony or interference, Landlord, in its sole discretion, shall have the right to withdraw and cancel such license upon notice to Tenant. Tenant agrees that any such entry into the Leased Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except the covenant to pay periodic Rent. Tenant further agrees that, to the extent permitted by law, Landlord and its principals shall not be liable in any way for any injury or death to any person or persons, loss or damage to any of the Leasehold Improvements or installations made in the Leased Premises or loss or damage to property placed therein or thereabout, the same being at Tenant's sole risk. The parties acknowledge that, subject to coordination with Landlord's general contractor and Tenant's compliance with this Section 5 pertaining to access, Landlord shall permit Tenant to have access to the Leased Premises not more than four (4) weeks prior to the date on which Substantial Completion is anticipated, so that Tenant can commence installation of Tenant's furniture, furnishings, telephone systems, computer cabling and equipment.

          5.2 In addition to any other conditions or limitations on such license to enter the Leased Premises prior to the lease Commencement Date, Tenant expressly agrees that none of its agents, contractors, workmen, mechanics, suppliers shall enter the Leased Premises prior to the Lease Commencement Date unless and until each of them shall furnish Landlord with satisfactory evidence of insurance coverage, financial responsibility and, as appropriate during the course of the work, written releases of mechanic's or materialmen's lien claims.

     6. Miscellaneous Provisions. Landlord and Tenant further agree as follows:

          6.1 Except as may be provided in the Lease and as herein expressly set forth with respect to the Leasehold Improvements, Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Leased Premises.

Any other work in the Leased Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease, including any alterations or improvements as contemplated by Subparagraph 6.1.4 of the Lease, shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

          6.2 This Work Letter Agreement shall not be deemed applicable to: (i) any additional space added to the original Leased Premises at any time, whether by the exercise of any options under the Lease or otherwise, or (ii) any portion of the original Leased Premises or any additions thereto in the event of a renewal or extension of the original Lease Term, whether by exercise of any options under the Lease or any amendment or supplement thereto. The construction of any additions or improvements to the Leased Premises not contemplated by this Work Letter Agreement shall be effected pursuant to a separate work letter agreement, in the form then being used by Landlord and specifically addressing the allocations of costs relating to such construction.

          6.3 Any person signing this Work Letter Agreement on behalf of Tenant warrants and represents he/she has authority to do so.

          6.4 This Work Letter Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. If the foregoing correctly sets forth our understanding, kindly acknowledge your approval in the space provided below for that purpose and return to us two signed counterparts of this Work Letter Agreement.

Very truly yours,

ONE CAPITAL CENTER,
a California limited partnership

By:  3100 ZINFANDEL PARTNERS,
     a California limited partnership,
     General Partner

     By:  PROSPECT CENTER PARTNERS,
          a California joint venture,
          General Partner

          By:  WEST 50 CORP.,
               A California corporation


               By:  /s/ EVA H. HILL
                  --------------------------------
                    Eva H. Hill,
                    Its President


Agreed to and accepted this 17th day of May, 2005

AMERICAN RIVER BANKSHARES,
a California corporation

     By:     /s/ DAVID T. TABER
          -----------------------------------
     Its:    CEO
          -----------------------------------


     By:     /s/ MITCHELL A. DERENZO
          -----------------------------------
     Its:    CFO
          -----------------------------------

                                  SCHEDULE 5-A
                                  ------------


                            APPROVED PRELIMINARY PLAN
                            -------------------------

                                  SCHEDULE 5-B
                                  ------------

                               BUILDING STANDARDS
                               ------------------


                                   Partitions:
                                   -----------

Demising and Corridor Partition 25 gauge, 2-1/2" metal studs, 24" o.c., between floor slab and structure above; 2-1/2" R-8 acoustic insulation. 5/8" type "X" gypsum board on each face, painted with flat latex paint and 4" vinyl base on both sides.

Interior Partition 25 gauge, 2-1/2" metal studs, 24" o.c., between floor slab and suspended ceiling grid. No insulation. 5/8" type "X" gypsum board on each face, painted with flat latex paint and 4" vinyl base on both sides.

All metal framing members and parts shall conform with AISI "specification for design of cool steel structural members" ASTM A446 GRADE A. All framing details shall conform wit U.S. gypsum - "Gypsum construction handbook". Non-bearing interior partitions with G.WB. Only. No casework or other extra loading. All values are to be determined from "WESTERN STEEL FRAMING SYSTEMS MANUALS. Contractor is responsible for values if different.


                                     Doors:
                                     ------

Entry Door 16 gauge, pressed steel frame, welded one-piece unit, to accept 3'0 x 9' 0 x 1-3/4" solid core plain sliced white maple veneer door (match existing finishes in building). Door to be finished with 2 coats of clear sealer/ varnish. Schlage L-9000 Mortise Series brushed chrome hardware with LCN, Dorma or equal closer, brushed chrome finish.

Interior Door Aluminum AAF-KD frames with factory paint finish to accept 3'0" x 9'0" x 1-3/4" solid core plain sliced white maple veneer door (match existing finishes in building). Door to be finished with 2 coats of clear sealer/varnish. Schlage L-9000 Mortise Series brushed chrome hardware with LCN, Dorma or equal closer, brushed chrome finish.


                                    Electric:
                                    ---------

Fluorescent Lights 2 x 4 Parabolic, Lithuania electronic ballasts with T-8 lamps or equal. Fixtures to be factory lamped with warm white lamps.

Convenience Outlets Leviton #16242-W, or equal, 125-volt grounded duplex devices or equal.

Telephone Outlet Standard junction box, cover plate, pull-string to top of wall. Device cover plate and teflon cabling furnished and installed by Tenant's telephone vendor.

Light Switch Leviton 5601-W, or equal, 277-volt standard rocker (line voltage) switch. Provide hi-low level switch as required by code.

Tenant Requirements: One (1) circuit per cube and two (2) Cat.5 per cubes and offices per Exhibit 2-B (Tenant Specifications).


                Heating, Ventilating and Air Conditioning (HVAC):
                -------------------------------------------------

HVAC design-build, engineered to meet requirement of Exhibit 2-A (Space Plan) in accordance with Title 24 and Air Balanced (report provided at completion). A one
(1) ton supplemental HVAC unit provided for Data Room. Required subcontractor is Indoor Environmental Services, the buildings' service provider.

                                 Ceiling System:
                                 ---------------

2 x 2 USG DX26 heavy duty grid with 2 x 2 Tegular USG Eclipse #76775 or equal (or match existing). Install in accordance with U.B.C. STD. NO. 47-18.


                       Carpet and Title (Floor Coverings):
                       -----------------------------------

See Exhibit 2-B (Tenant Specifications)


                     Window Coverings - Exterior Windowline:
                     ---------------------------------------

Off-white Louverdrape verticals (with p-21) 3-1/2" vanes, or equal.


                      Window Coverings - Interior Windows:
                      ------------------------------------

See Exhibit 2-B (Tenant Specifications).


                               Paint and Finishes:
                               -------------------

See Exhibit 2-B (Tenant Specifications).


                                    Millwork:
                                    ---------

See Exhibit 2-B (Tenant Specifications) for Boardroom and Reception Desk. All other Millwork per Exhibit 2-A (Space Plan) located in Kitchen, Accounting, Breakroom and Copy/HR rooms per plans with laminate finishes and standard hardware. Colors to be determined.


                                 Miscellaneous:
                                 --------------

Exit lights, smoke detectors, fire sprinklers, and loud speakers as required by code.

                                  SCHEDULE 5-C
                              TENANT SPECIFICATIONS
                              ---------------------


GENERAL INFORMATION
-------------------

Tenant Improvement cost for space build out as shown on drawings dated March 9, 2005 prepared by HDL Design on behalf of American River Bank Shares, Inc.

INTERIOR FRAMING
----------------

Per Building Standards, Exhibit 2-C.
------------------------------------

SUSPENDED LAY-IN CEILING
------------------------

Per Building Standards, Exhibit 2-C.
------------------------------------

INTERIOR WINDOWS
----------------

Per Building Standards, Exhibit 2-C.
------------------------------------

INTERIOR WINDOWS
----------------

Per Building Standards, Exhibit 2-C.
------------------------------------

INTERIOR DOORS
--------------

Per Building Standards, Exhibit 2-C. Additionally, all doors will have key lock except for Kitchen, Breakroom, Conference Room and Board Room..

INTERIOR WINDOWS
----------------

All interior windows will be floor to op of door height in Building Standard frames.

All interior windows will have vertical blinds by Three Day blinds - Style Malibu freestanding with valance. Color TBA.

PAINT AND FINISHES
------------------

All interior walls to be painted as shown on plans (Exhibit 2-A). Specification to be Two coats PVA, two coats SHERWIN WILLIAMS PROMAR SERIES EGGSHELL with a orange peel texture. Colors TBA.

Carpet:  Patcraft Sweet 28 oz Textureweave loop, base 4" rubber cove. Color TBA.

TILE REQUIREMENTS
-----------------

Break Room, Copy Room, Data/IT Room will have Armstrong Corlon flooring. Color TBA.

T-BAR CEILING
-------------

Per Building Standards, Exhibit 2-C.

MILLWORK
--------

Reception Desk allowance of five thousand dollars ($5,000.00) shall be allocated.

ELECTRICAL/DATA
---------------

One (1) circuit per cube and two (2) Cat. 5 per cubes and offices. All other per Building Standards, Exhibit 2-C.

                                   EXHIBIT 5-D

                                  TURNKEY COSTS


RSF           7,378                         AR Holdings Specs Dated 5/3/04

USF           6,485                         HDL Plan Dated:  3/9/05

Summary of Turnkey Tenant Improvement Cost:
-------------------------------------------

TI & Permits                         233,010
Supplemental HVAC Unit               included      1-Ton ductless Split System/
                                                   Server Rm
Reception Desk                       included      Allowance of $5,000
                                   ----------
Subtotal:                             233,010

CM Fee                      3.0%        6,990

Architectural
HDL Architects           $ 1.50        11,067
                                   ----------
Subtotal:                              11,067

Other
Locksmith                                 200
Monument Sign                             325
Directory/Door Sign                       400
                                   ----------
Subtotal:                                 925
                                   ----------
Grand Total:                          251,992
                                   ==========

                            USF      $  38.86
                            RSF      $  34.15

                       GENERAL CONTRACTOR'S COST BREAKDOWN



Descriptions                             Cost
------------                             ----
General Conditions:
Supervision                          $  12,000.00
Labor/Daily Clean Up                 $   5,500.00
Permit & Fees (Engineering           $  10,350.00
Move In/Out
Area Protection                      $     750.00
Dumpsters                            $     850.00
Project Close Out                    $   1,500.00
Liability Insurance                  $   1,900.00
Material Delivery
Final Clean Up                       $   1,297.00
Carpentry:
Rough/Finish Carpentry               $     550.00
Cabinet Work                         $  20,970.00
Therm/Moist Protection
Insulation                           $   2,500.00
Doors & Windows:
Doors & Hardware                     $  16,470.00
Glazing                              $   3,120.00
Finishes
Framing/Drywall                      $  24,259.00
Acoustical Ceiling                   $  12,750.00
Floor Covering                       $  21,975.00
Painting                             $   5,081.00
Specialties
Projection Screen                    $   3,500.00
Window Coverings                     $     750.00
Mechanical
Mechanical                           $  36,369.00
Plumbing                             $   7,400.00
Fire Protection                      $   9,353.00
Fire Extinguisher                    $     750.00
Electrical
Electrical Sub                       $  19,470.00
Life Safety                          $   2,500.00
        total                        $ 221,914.00
Contractor Fee @ 5%                  $  11,095.70
        Grand Total:                 $ 233,009.70

                                   SCHEDULE 6
                                   ----------

                            CERTIFICATE OF ACCEPTANCE
                            -------------------------

TENANT: AMERICAN RIVER BANKSHARES

LOCATION: SUITE 450, One Capital Center, 3100 Zinfandel Drive,
          Rancho Cordova, CA  95670

This letter is to certify that:

     1. The above referenced space has been accepted by the Tenant for possession.

     2. The subject space is substantially complete in accordance with the plans and specifications used in construction of the demised premises.

     3. The subject space can now be used for intended purposes.

     The execution of this certificate shall not relieve the Landlord of its obligation to expeditiously complete all work in which the Tenant is entitled under the terms of its lease with the Landlord. Neither this certificate, nor Tenant's occupation of the premises, shall be construed to relieve the Landlord of its responsibility to remedy, correct, replace, reconstruct or repair any deviation, deficiency or defect in the work or in the materials or equipment furnished by the Landlord, without cost to Tenant, if a claim with respect thereto is made by Tenant.

Commencement Date:       ____________________, 200__.

Expiration Date:         ____________________, 200__.

Tenant's Total Rentable
Square Footage:          ____________________________

Tenant's Total Useable
Square Footage:          ____________________________

     Executed this ____day of _______________, 200__.

"Tenant"

AMERICAN RIVER BANKSHARES,
a California corporation

By:
      ------------------------------------
Its:
      ------------------------------------

By:
      ------------------------------------
Its:
      ------------------------------------

                                   SCHEDULE 7
                                   ----------

                                    BASE RENT
                                    ---------


Period                                                Monthly Base Rent
------                                                -----------------
Initial Term (Months)                 Per Tenant's Rentable Square Foot
---------------------                 ---------------------------------

     01    -    07                                     $0.00
     08    -    12                                     $1.73
     13    -    24                                     $1.78
     25    -    36                                     $1.83
     37    -    48                                     $1.88
     49    -    60                                     $1.93
     61    -    72                                     $1.98
     73    -    84                                     $2.03
     85    -    91                                     $2.08

                                   SCHEDULE 8
                                   ----------

                                     PARKING
                                     -------

     Landlord hereby grants to Tenant a license to the use during the term of this Lease the space described in Subparagraph 1.1.11. Tenant agrees to comply with such reasonable rules and regulations as may be made by Landlord from time to time in order to insure the proper operation of the parking facilities. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right in its sole discretion to determine whether parking facilities are becoming crowded, and in such event, to allocate specific parking spaces among Tenant and other tenants or to take such other steps necessary to correct such condition, including but not limited to policing and towing, and if Tenant, its agents, officers, employees, contractors, licensees or invitees are deemed by Landlord to be contributing to such condition, to charge to Tenant as Rent that portion of the cost thereof which Landlord reasonably determines to be caused thereby. Landlord may, in its sole discretion, change the location and nature of the reserved parking spaces available to Tenant, provided that after such change, there shall be available to Tenant approximately the same number of reserved spaces as available before such change and reasonably close to the Building. Landlord reserves the right to provide daily in and out parking spaces for the public during business hours, but in no event shall such daily business hours parkers have access to the reserved (designated by signage) parking spaces of Tenant; provided, however, Landlord reserves the right to provide in and out parking spaces for the public during daily non-business hours and on weekends, which spaces may include the reserved parking spaces of Tenant. Each of Tenant's reserved and non-reserved spaces shall be provided at no cost to Tenant.

     Tenant acknowledges that air quality laws, rules, regulations and/or ordinances concerning Sacramento County have been proposed by federal, state and local governmental officials which if adopted may require Tenant to encourage an auto emissions reduction by Tenant's employees, and may cause a reduction in the number of parking spaces available to Tenant. Landlord shall provide a transportation manager to assist Tenant in developing a transportation management plan to comply with any such law, rule, regulation, and/or ordinance.


LANDLORD:

ONE CAPITAL CENTER,
a California limited partnership

By:  3100 ZINFANDEL PARTNERS,
          a California limited partnership,
          General Partner

     By:  PROSPECT CENTER PARTNERS,
               a California joint venture,
               General Partner

          By:  WEST 50 CORP.,
                   a California corporation

               BY  /s/ EVA H. HILL
                   -------------------
                   Eva H. Hill,
                   Its President

TENANT:

AMERICAN RIVER BANKSHARES,
a California corporation

     By:    /s/ DAVID T. TABER
          -----------------------------------
     Its:   CEO
          -----------------------------------


     By:    /s/ MITCHELL A. DERENZO
          -----------------------------------
     Its:   CFO
          -----------------------------------